Filed Pursuant to Rule 424(b)(3)
PROSPECTUS	Registration No. 333-267627

QHSLab, Inc.

7,741,487 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale from time to time by the selling stockholders (the “Selling Stockholders”) identified herein of up to 7,741,487 shares of the common stock, par value $0.001 (the “common stock”) of QHSLab, Inc. (“QHSLab,” the “Company,” “we,” “our,” or “us”), a Nevada corporation, which includes (i) 2,310,000 shares of common stock issuable upon conversion of a 5% Original Issue Discount Convertible Note (the “2022 Note”) in the principal amount of $440,000, plus $22,000.00 of interest to be accrued thereon through the maturity date thereof, with a conversion price of $0.20 per share issued in a private placement that closed on July 26, 2022 (the “2022 Private Placement); (ii) 550,000 shares of common stock issuable upon exercise of warrants (the “2022 Warrants”) issued in the 2022 Private Placement having an exercise price of $0.50 per share; (iii) 3,731,500 shares of common stock issuable upon conversion of a 5% Original Issue Discount Convertible Note (the “2021 Note”) with a conversion price of $0.20 per share issued in a private placement that closed in August, 2021 (the “2021 Private Placement”), together with 138,194 shares of common stock previously issued upon conversion of the 2021 Note; (iv) 930,000 shares of common stock issuable upon exercise of warrants (the “2021 Warrants”) issued in the 2021 Private Placement having an exercise price of $1.25 per share; (iv) 12,189 shares of common stock issuable upon the exercise of outstanding warrants having an exercise price of $0.83 per share, 53,704 shares of common stock issuable upon the exercise of outstanding warrants having an exercise price of $0.74 per share and (v) 15,900 shares of common stock issuable upon exercise of warrants having an exercise price of $0.75 per share (collectively, the “Individual Warrants,” collectively with the 2022 Warrants and the 2021 Warrants, the “Warrants”). We are registering the shares which may be sold by the holder of the Notes and warrants issued in the 2022 Private Placement and the 2021 Private Placement pursuant to the registration rights agreements (“Registration Rights Agreements”) entered into in connection with the Private Placements. See the section of this prospectus entitled “Prospectus Summary - Recent Developments” for a description of the 2022 Private Placement, and the section of this prospectus entitled “Selling Stockholders” for additional information regarding the Selling Stockholders.

We are not selling any shares in this offering. We, therefore, will not receive any proceeds from the sale of the shares by the Selling Stockholders.

The registration of the shares offered under this prospectus does not mean that the Selling Stockholders will actually offer or sell any of these shares. The prices at which the Selling Stockholders may sell the shares in this offering will be determined by the prevailing market price for the shares of our common stock or in negotiated transactions. See “Plan of Distribution” for more information about how the Selling Stockholders may sell the shares being registered pursuant to this prospectus.

Each of the Selling Stockholders may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended. The Selling Stockholders have informed us that they do not currently have any agreement or understanding, directly or indirectly, with any person to distribute the shares.

Our Common Stock is subject to quotation on OTCQB Venture Market under the symbol USAQ. On September 26, 2022, the last reported sales price for our Common Stock was $0.151 per share.

We will pay the expenses of the registration of the shares of our common stock offered and sold under this registration statement. Each of the Selling Stockholders will pay any underwriting discounts, commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for information that should be considered before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: October 7, 2022

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through, our web site www.usaqcorp.com shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Shares offered hereunder.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. It does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “QHSLab” “Medical Practice Income” “MPI” “Company,” “Registrant,” “we,” “us” and “our” refer to QHSLab, Inc. a Nevada corporation. References to “Selling Shareholders” refer to those shareholders listed herein under “Selling Shareholders” and their successors, assignees and permitted transferees.

Our Business

We are a medical device technology and software as a service (SaaS) company focused on enabling primary care physicians (PCP’s) to increase their revenues by providing them with relevant, value-based tools to evaluate and treat chronic disease as well as provide preventive care through reimbursable procedures. In some cases, the products we provide our physician clients will enable them to diagnose and treat patients with chronic diseases which they historically have referred to specialists, allowing them to increase their practice revenue. As part of our mission, we are providing PCP’s with the software, training and devices necessary to allow them to treat their patients using value-based healthcare, informatics and algorithmic personalized medicine, including digital therapeutics. Our digital healthcare and point of care solutions also support remote patient monitoring, to address chronic care and preventive medicine and are reimbursable to the medical practice.

In November 2020, we began shipping AllergiEnd® diagnostic related products and immunotherapy treatments to PCPs in response to their requests based upon courses of treatment recommended for their patients building on the capabilities of QHSLab, our primary SaaS tool. The Company’s revenue generated from sales of AllergiEnd® products was $124,532 in the fourth of quarter 2020 and $1,414,421 for the year ending 2021.

In June 2021, we announced that we had acquired the method patent, trademark and website associated with AllergiEnd®’s diagnostic and allergen immunotherapy product portfolio. The acquisition of the AllergiEnd® assets provides us the opportunity to more fully integrate and leverage our product portfolio across our marketing platform, customer relationships and cost structure.

Based on the success of PCPs using our Quality Health Score Lab Expert System (“QHSLab”) digital healthcare platform combined with the acquired AllergiEnd® product line, we intend to increase our revenues by charging physicians a monthly subscription fee for the use of QHSLab and soliciting additional PCPs to increase their revenues by using our proven revenue generating QHSLab and AllergiEnd® line of products. We also plan to introduce additional point of care diagnostics and treatments, and digital medicine programs that PCPs can use and prescribe in their practices. In all cases, PCPs will be paid under existing government and private insurance programs, based upon analyses conducted utilizing QHSLab and treatments provided as a result of such analyses.

Recent Developments

Securities Purchase Agreement

On July 26, 2022, we consummated a Securities Purchase Agreement with Mercer Street Global Opportunity Fund, LLC (“Mercer”), pursuant to which we issued to Mercer our Original Issue Discount Secured Convertible Promissory Note (the “2022 Note”) in the principal amount of $440,000 and warrants to purchase 550,000 shares of our common stock (the “2022 Warrants”) for which we received aggregate consideration of $400,000. In addition, we entered into a Registration Rights Agreement with Mercer.

The principal amount of the 2022 Note and all interest accrued thereon is payable on July 21, 2023, and are secured by a lien on substantially all of our assets. The 2022 Note provides for interest at the rate of 5% per annum, payable at maturity, and is convertible into our common stock at a price of $0.20 per share. In addition to customary anti-dilution adjustments upon the occurrence of certain corporate events, the 2022 Note provides, subject to certain limited exceptions, that if we issue any common stock or common stock equivalents, as defined in the 2022 Note, at a per share price lower than the conversion price then in effect, the conversion price will be reduced to the per share price at which such stock or common stock equivalents were sold.

The 2022 Warrants are initially exercisable for a period of three years at a price of $0.50 per share, subject to customary anti-dilution adjustments upon the occurrence of certain corporate events as set forth in the 2022 Warrant. The shares issuable upon conversion of the 2022 Note and exercise of the 2022 Warrants are to be registered under the Securities Act of 1933, as amended, for resale by Mercer as provided in the Registration Rights Agreement. If at any time after January 19, 2023, there is no effective registration statement covering the resale of the shares issuable upon exercise of the 2022 Warrants at prevailing market prices, then the 2022 Warrants may be exercised by means of a “cashless exercise” in which event the Mercer would be entitled to receive a number of shares determined in accordance with a customary formula as set forth in the 2022 Warrant.

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Registration Rights Agreement

The Registration Rights Agreement requires us to file with the Securities and Exchange Commission no later than September 25, 2021, a registration statement (the “Registration Statement”) with respect to all shares which may be acquired upon conversion of the 2022 Note and exercise of the 2022 Warrants (the “Registrable Securities”) and to cause the Registration Statement to be declared effective no later than November 9, 2021, provided, that if we are notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, we shall cause the Registration Statement to be declared effective on the fifth trading day following the date on which we are so notified. We are to cause the Registration Statement to remain continuously effective until all Registrable Securities covered by such Registration Statement have been sold or may be sold pursuant to Rule 144 without the volume or other limitations of such rule or are otherwise not required to be registered in reliance upon the exemption in Section 4(a)(1) or 4(a)(7) under the Securities Act.

Placement Agent Agreement

We entered into a Placement Agent Agreement with Carter, Terry & Company (the “Placement Agent”) dated June 28, 2021 wherein the Placement Agent agreed to act as our financial advisor and placement agent on a “best efforts” basis with one or more capital raises. Pursuant to the Placement Agent Agreement we paid the Placement Agent $25,000 for services rendered in connection with the sale of the $440,000 Note to Mercer.

Summary of Risk Factors

Our business and the purchase of the shares offered hereby are subject to numerous risks and uncertainties, including those described in the section entitled “Risk Factors” and elsewhere in this prospectus. Some of the most significant challenges and risks include the following:

● Our Auditor has expressed substantial doubt as to our ability to continue as a going concern.

● Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

● We have a history of losses.

● Our revenues are dependent upon acceptance of our QHSLab Software as a Service (“SaaS”) by our health care provider clients.

● Acceptance of our software and products is dependent upon the reimbursements available to our health care provider clients, specifically changes in insurances reimbursement policies, will cause us to curtail or cease operations.

● We may face new entrants and increasing competition in the Digital Medicine market.

● We cannot be certain that we will obtain patents for our proprietary technology or that such patents will protect us.

● The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing stockholders.

● Our stock is thinly traded, sale of your holding may take a considerable amount of time.

● There are a substantial number of shares of our common stock available for sale by current stockholders, including those issuable upon conversion of the Note and the sale or potential sale of such shares may adversely effect the market price of our common stock.

Before you invest in our common stock, you should carefully consider all the information in this Prospectus, including matters set forth under the heading “Risk Factors.”

Where You Can Find Us

Our principal executive office and mailing address is at 901 Northpoint Parkway, Suite 302, West Palm Beach, FL 33407, Phone: (929) 379-6503

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The Offering

Common Stock offered by Selling Stockholders	7,741,487 shares of our common stock, including (i) 2,310,000 shares of common stock issuable upon conversion of the 2022 Note; (ii) 3,731,500 shares of common stock issuable upon conversion of the 2021 Note, together with 138,194 shares of common stock previously issued upon conversion of the 2021 Note; (iii) 550,000 shares issuable upon exercise of the 2022 Warrants; (iv) 930,000 shares issuable upon exercise of the 2021 Warrants; and (v) 81,793 shares of common stock issuable upon exercise of the Individual Warrants.

Common Stock outstanding before the Offering	9,065,508 shares as of September 26, 2022

Common Stock outstanding after the Offering	16,806,995 shares of Common Stock assuming all of the shares offered by this prospectus are issued, including those issuable upon conversion of the Notes and exercise of the Warrants.

Use of proceeds	We will not receive any proceeds from the sale of common stock by the Selling Stockholders; however, we may receive proceeds upon the exercise of the Warrants if exercised for cash. See “Use of Proceeds.”

Risk Factors	Investing in our common stock involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.

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RISK FACTORS

The shares of our common stock being offered for resale by the Selling Stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the common stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors and the other information in this Prospectus in evaluating our business before purchasing any shares of our common stock. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.

Risks Related to our Financial Condition

We incurred net losses in 2021 and 2020, and through the first six months of 2022 and may not be able to continue to operate as a going concern.

We incurred net losses of $770,176 and $327,388 for the years ended December 31, 2021 and 2020, respectively and $469,689 for the six months ended June 30, 2022. We also had negative cash flows from operations for the years ended December 31, 2021 and 2020, respectively and during the six months ended June 30, 2022. To support our operations we issued convertible notes and warrants in private placements concluded in August 2021 and July 2022. The report of our independent registered public accountants on our financial statements for the year ended December 31, 2021 states that these factors raise uncertainty about our ability to continue as a going concern.

Unless we are able to generate positive cash flows from operations, we will continue to depend upon further issuances of debt, equity or other financings to fund ongoing operations. We may continue to incur additional operating losses and we cannot assure you that we will continue as a going concern.

We may need additional financing.

We have funded our operating losses through borrowings, including amounts borrowed from our principal shareholder and the issuance of convertible notes. As of December 31, 2021, all related party notes due our principal shareholder, including interest accrued thereon, have been converted into equity. As of June 30, 2022, we have notes and loans outstanding, in the aggregate amount, inclusive of accrued interest, of $1,501,180 and an Original Discount Note in the amount of $756,000. Subsequent to June 30, 2022, we issued an additional Original Discount Note in the amount of $440,000. If, we are not able to pay or refinance the outstanding principal and accrued interest on these notes when due, our operations may be materially and adversely affected. We may need to offer the holders of our debt increases in the rates of interest they receive or otherwise compensate them through payments of cash or issuances of our equity securities. Future financings or re-financings may involve the issuance of additional debt, equity and securities convertible into or exercisable for our equity securities. If we are unable to consummate such financings or re-financings, the trading price of our common stock could be adversely affected and the terms of such financings may adversely affect the interests of our existing stockholders. Any failure to obtain additional working capital when required would have a material adverse affect on our business and financial condition and may result in a decline in the price of our common stock. If we are not able to fund ongoing losses through funds provided by third parties or our principal shareholder, we may become insolvent

Servicing our debt requires a significant amount of cash.

Our ability to make payments on and to refinance our debt, to fund planned capital expenditures and to maintain sufficient working capital depends on our ability to generate cash in the future. This is subject to numerous factors beyond our control, including our ability to expand our physician client base. We cannot assure you that our business will generate sufficient cash flow from operations in an amount sufficient to enable us to service our debt or to fund our other liquidity needs. If our cash flow and capital resources are insufficient to allow us to make scheduled payments on our debt, we will need to seek additional capital or restructure or refinance all or a portion of our debt on or before the maturity thereof, any of which could have a material adverse effect on our business, financial condition or results of operations. We cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all. If we are unable to generate sufficient cash flow to repay or refinance our debt on favorable terms, it could significantly adversely affect our financial condition and the value of our outstanding debt and common stock. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition. Any refinancing of our debt could be at higher interest rates and could require us to issue to the holders additional shares of our common stock and may require us to comply with more onerous covenants, which could further restrict our business operations. There can be no assurance that we will be able to obtain any financing when needed.

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We are an early stage company with a short operating history and a relatively new business model in an emerging and rapidly evolving market, which makes it difficult to evaluate our future prospects.

We are an early stage entity subject to all of the risks inherent in a young business enterprise, such as, lack of market recognition and limited banking and financial relationships. We have little operating history to aid in our assessing future prospects. We will encounter risks and difficulties as an early stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

We are not generating sufficient revenues to achieve our business plan.

We first generated revenues in the fourth quarter of 2020. There is no assurance that we will generate sufficient revenues to become cash flow positive or ever be profitable. If planned operating levels are changed, higher operating costs encountered, more time needed to implement our plan, or less funding is received, more funds than currently anticipated may be required. If additional capital is not available when required, if at all, or is not available on acceptable terms we may be forced to modify or abandon our business plans.

We have identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in us and lead to a decline in our stock price. We cannot remedy the deficiencies in our internal controls until we increase the number of officers in our Company.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. We have identified material weaknesses in our internal controls with respect to our segregation of duties, which cannot be rectified until we have additional officers, and our limited resources and our insufficient controls over review of accounting for certain complex transactions therefore our disclosure controls and procedures are not effective in providing material information required to be included in our periodic SEC filings on a timely basis and to ensure that information required to be disclosed in our periodic SEC filings is accumulated and communicated to our management to allow timely decisions regarding required disclosure about our internal control over financial reporting. Some of the material weaknesses in our internal controls are due to our limited management staff. Due to limited staffing, we are not always able to detect errors or omissions in financial reporting and cannot eliminate weaknesses due to our inability to segregate duties. If we fail to comply with the rules under Sarbanes-Oxley related to disclosure controls and procedures in the future or continue to have material weaknesses and other deficiencies in our internal control and accounting procedures and disclosure controls and procedures, our stock price could decline significantly and raising capital could be more difficult. If additional material weaknesses or significant deficiencies are discovered or if we otherwise fail to address the adequacy of our internal control and disclosure controls and procedures our business may be harmed. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our securities could drop significantly.

All of our revenues have been generated from one product line.

To date, all of our revenue has been derived from the sale of the “AllergiEnd®” line of products. If we fail to develop or acquire additional products or services from which we can generate revenues, we may not achieve sustained positive cash flow or generate profits. As a result, we will be severely constrained in our ability to fund our operations and achieve our business plan.

We are dependent upon third parties for our products.

We depend upon third parties to supply us with all of the products included in the “AllergiEnd®” line of products from which we currently derive all of our revenues. If these parties were unable or unwilling to continue to supply our needs, we might not be able to find an alternative source of supply which would materially adversely impact our business, financial condition and operating results

We have engaged in limited product development activities and our product development efforts may not result in commercial products.

Although our QHSLab has been provided to physicians and enabled them to generate revenues, we have only recently begun to seek to charge physicians for this product. We intend to develop additional features to be added to QHSLab to provide PCPs with additional sources of revenue. There is no assurance that any of the new features we develop will gain market acceptance. We cannot guarantee we will be able to produce commercially successful products. Further, our eventual operating results could be susceptible to varying interpretations by potential customers, or scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent our executing our proposed business plan.

Our business model is unproven with no assurance of operating profits.

Our current business model is unproven and the profit potential, if any, is unknown. We are subject to all the risks inherent in a new business model. There can be no assurance that our business model will prove successful or that we will achieve significant revenue or profitability.

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If we fail to raise additional capital, our ability to implement our business plan and strategy could be compromised.

We have limited capital resources and operations. To date, our operations primarily have been funded from capital contributions and loans from our principal shareholder and more recently, third parties. We may not be able to obtain additional financing on terms acceptable to us, or at all. Even if we obtain financing for our near-term operations and product development, we may require additional capital beyond the near term. If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

If we issue additional shares of common stock, it would reduce our stockholders’ percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 900 million shares of common stock. As at September xx, 2022 we have outstanding 9,065,508 shares of common stock, without giving effect to shares issuable upon conversion or exercise of convertible notes, preferred stock, options and warrants currently outstanding. The future issuance of common stock to raise capital may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock upon the conversion or exercise of outstanding notes and warrants, for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our then existing stockholders and might have an adverse effect on any trading market for our common stock.

Our cloud based software platform under development is new and unproven.

Our QHSLab was provided to PCPs on a free test basis. We will be developing additional features to incorporate into QHSLab. The market for our solutions is relatively new and evaluating the size and scope of the market is subject to risks and uncertainties. Our future success will depend in large part on the growth of this market and our ability to design and incorporate features that appeal to PCPs and their patients. Potential customers may not recognize the need for, or benefits of, our platform, which may prompt them to adopt alternative products and services to satisfy their healthcare requirements. Assessing the market for our solutions we are competing in, or planning to compete in, is particularly difficult due to a number of factors, including limited available information and rapid evolution of the market. If our market does not experience significant growth, or if demand for our platform does not occur, then our business, results of operations and financial condition will be adversely affected.

We are Dependent on Existing Key Personnel and Need to Recruit Additional Personnel.

Our success depends, to a large degree, upon the efforts and abilities of Troy Grogan, our sole officer and key consultants. The loss of the services of one or more of our key providers could have a material adverse effect on our operations. In addition, as our business model is implemented, we will need to recruit and retain additional management, financial personnel, key employees and consulting service providers in virtually all phases of our operations. Key employees and consultants will require a strong background in our industry. We cannot assure that we will be able to successfully attract and retain key personnel.

Our sole officer and director is engaged in other business activities and has a conflict in determining how much time to devote to our affairs. His failure to devote sufficient time to our business could have a negative impact on our operations.

Our sole executive officer and director is not required to, and will not, commit his full time to our affairs, which results in a conflict of interest in allocating his time between our operations and the other businesses in which he is engaged. Our sole executive officer and director is engaged in several other business endeavors and is not obligated to contribute any specific number of hours to our affairs. His failure to devote time to our business could have an adverse impact on our business, results of operations and financial condition.

We operate in a highly competitive industry.

We encounter competition from local, regional or national entities, some of which have superior resources or other competitive advantages. Intense competition may adversely affect our business, financial condition or results of operations. Our competitors may be larger and more highly capitalized, with greater name recognition. We will compete with such companies on brand name, quality of services, level of expertise, advertising, product and service innovation and differentiation of product and services. As a result, our ability to secure significant market share may be impeded.

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We face substantial competition, and others may discover, develop, acquire or commercialize competitive products before or more successfully than we do.

We operate in a highly competitive environment. Our products compete with other products or treatments for diseases for which our products may be indicated. Other healthcare companies have greater clinical, research, regulatory and marketing resources than us. In addition, some of our competitors may have technical or competitive advantages for the development of technologies and processes. These resources may make it difficult for us to compete with them to successfully discover, develop and market new products.

The growth of our business relies, in part, on the growth and success of our clients.

The utility of our products to our clients will be determined by their ability to incorporate them into their health care regimen and the acceptance of our products by their patients. The ability of our clients to incorporate our products into their practices is outside of our control. In addition, if the number of patients of one or more of our clients using our products were to be reduced, such decrease would lead to a decrease in our revenue.

We conduct business in a heavily regulated industry. If we fail to comply with applicable laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, financial condition, and results of operations.

The healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the products we offer and the manner in which we provide and bill for services and collect reimbursement from governmental programs and private payors, our contractual relationships with our providers, vendors and clients, our marketing activities and other aspects of our operations. Of particular importance are:

●	the federal physician self-referral law, commonly referred to as the Stark Law;
●	the federal Anti-Kickback Act;
●	the criminal healthcare fraud provisions of HIPAA;
●	the federal False Claims Act;
●	reassignment of payment rules that prohibit certain types of billing and collection;
●	similar state law provisions pertaining to anti-kickback, self-referral and false claims issues;
●	state laws that prohibit general business corporations, such as us, from practicing medicine; and
●	laws that regulate debt collection practices as applied to our debt collection practices.

Some of our business activities could be subject to challenge under one or more of such laws. Achieving and sustaining compliance with these laws may prove costly. Failure to comply with these laws and other laws can result in civil and criminal penalties such as fines, damages, overpayment recoupment, loss of enrollment status and exclusion from the Medicare and Medicaid programs. The risk of our being found in violation of these laws and regulations is increased by the fact that many of their provisions are open to a variety of interpretations. Our failure to accurately anticipate the application of these laws and regulations to our business or any other failure to comply with regulatory requirements could create liability for us and negatively affect our business. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and result in adverse publicity. Dealing with investigations can be time- and resource-consuming. Any such investigation or settlement could increase our costs or otherwise have an adverse effect on our business. In addition, because of the potential for large monetary exposure under the federal False Claims Act, which provides for treble damages and mandatory minimum penalties of $5,500 to $11,000 per false claim or statement, healthcare providers often resolve allegations without admissions of liability for significant and material amounts to avoid the uncertainty of treble damages that may be awarded in litigation proceedings. Such settlements often contain additional compliance and reporting requirements as part of a consent decree, settlement agreement or corporate integrity agreement. It is expected that the government will continue to devote substantial resources to investigating healthcare providers’ compliance with the healthcare reimbursement rules and fraud and abuse laws. The laws, regulations and standards governing the provision of healthcare services may change significantly in the future.

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Developments in the healthcare industry could adversely affect our business

Developments in the healthcare industry and evolving government policy could adversely affect healthcare spending and reimbursement for healthcare services. We are particularly dependent on primary care physicians and possibly others in the healthcare industry who are dependent upon revenues derived from federal healthcare programs.

General reductions in expenditures by healthcare industry participants could result from, among other things:

●	government or private initiatives that affect the manner in which healthcare providers interact with patients, payers or other healthcare industry participants, including changes in pricing or means of delivery of healthcare products and services;
●	consolidation of healthcare industry participants;
●	reductions in governmental funding for healthcare;
●	adverse changes in business or economic conditions affecting healthcare payers or providers, pharmaceutical, biotechnology or medical device companies or other healthcare industry participants; and
●	restructuring of the healthcare industry and possible elimination of private insurers.

Even if general expenditures by industry participants remain the same or increase, developments in the healthcare industry may result in reduced spending for the products or services we provide. The use of our products and services could be affected by changes in health insurance plans resulting in a decrease in the willingness of PCPs to purchase our products.

The timing and impact of developments in the healthcare industry are difficult to predict. We cannot assure you that the markets for any products we may seek to distribute and services we provide will be sustained.

Our use and disclosure of personally identifiable information, including health information, is subject to federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, a material adverse effect on our client base, membership base and revenue.

Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability and integrity of personally identifiable information (PII), including protected health information (PHI). HIPAA establishes a set of basic national privacy and security standards for the protection of PHI, by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the businesses with which such covered entities contract for services, which includes us. HIPAA requires companies like us to develop and maintain policies and procedures with respect to PHI, including the adoption of administrative, physical and technical safeguards to protect such information. HIPAA imposes mandatory penalties for certain violations which can be significant. HIPAA mandates that the Secretary of Health and Human Services, or HHS conduct periodic compliance audits of HIPAA covered entities or business associates. It also tasks HHS with establishing a methodology whereby individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator. HIPAA further requires that patients and, in some instances, HHS be notified of any unauthorized acquisition, access, use or disclosure of their unsecured PHI that compromises the privacy or security of such information, with certain exceptions. Numerous other federal and state laws protect the confidentiality, privacy, availability, integrity and security of PHI. These laws in many cases are more restrictive than, and may not be preempted by, HIPAA, creating complex compliance issues for us and our clients potentially exposing us to additional expense, adverse publicity and liability. If we do not comply with existing or new laws and regulations related to PHI, we could be subject to criminal or civil sanctions. Because of the extreme sensitivity of the PII we store and transmit, the security features of our technology platform are very important. If our security measures, some of which are managed by third parties, are breached or fail, unauthorized persons may obtain access to sensitive client and patient data, including HIPAA-regulated PHI. As a result, our reputation could be severely damaged, adversely affecting client and patient confidence. Clients may curtail their use of or stop using our services or our client base could decrease, which would cause our business to suffer. In addition, we could face litigation, damages for contract breach, penalties and regulatory actions for violation of HIPAA and other applicable laws or regulations and significant costs for remediation, notification to individuals and for measures to prevent future occurrences. Any security breach could also result in increased costs associated with liability for stolen assets or information, repairing system damage that caused by such breaches, incentives offered to clients or other business partners in an effort to maintain business relationships after a breach and implementing measures to prevent future occurrences, including organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants. While we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident. We outsource important aspects of the storage and transmission of client and patient information, and thus rely on third parties to manage functions that have material cyber-security risks. We attempt to address these risks by requiring outsourcing subcontractors who handle client and patient information to sign business associate agreements contractually requiring those subcontractors to adequately safeguard personal health data to the same extent that applies to us and in some cases by requiring such outsourcing subcontractors to undergo third-party security examinations. However, we cannot assure you that these contractual measures and other safeguards will adequately protect us from the risks associated with the storage and transmission of client and patient proprietary and protected health information.

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The security of our platform, networks or computer systems may be breached, and any unauthorized access to our customer data will have an adverse effect on our business and reputation.

The use of our products will involve the storage, transmission and processing of our clients’ and their patients’ private data. Individuals or entities may attempt to penetrate our network or platform security, or that of our third-party hosting and storage providers, and could gain access to our clients’ and their patients’ private data, which could result in the destruction, disclosure or misappropriation of proprietary or confidential information of our clients’ and their patients’ or their customers, employees and business partners. If any of our clients’ private data is leaked, obtained by others or destroyed without authorization, it could harm our reputation, we could be exposed to civil and criminal liability, and we may lose our ability to access private data, which will adversely affect the quality and performance of our platform. In addition, our platform may be subject to computer malware, viruses and computer hacking, fraudulent use attempts and phishing attacks, all of which have become more prevalent. Any failure to maintain the performance, reliability, security and availability of our products or services and technical infrastructure to the satisfaction of our clients may harm our reputation and our ability to retain existing customers and attract new users. While we will implement procedures and safeguards that are designed to prevent security breaches and cyber-attacks, they may not be able to protect against all attempts to breach our systems, and we may not become aware in a timely manner of any such security breach. Unauthorized access to or security breaches of our platform, network or computer systems, or those of our technology service providers, could result in the loss of business, reputational damage, regulatory investigations and orders, litigation, indemnity obligations, damages for contract breach, civil and criminal penalties for violation of applicable laws, regulations or contractual obligations, and significant costs, fees and other monetary payments for remediation. If customers believe that our platform does not provide adequate security for the storage of sensitive information or its transmission over the Internet, our business will be harmed. Customers’ concerns about security or privacy may deter them from using our platform for activities that involve personal or other sensitive information.

Because we rely on the internet to interact with our clients, we are subject to an extensive and highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition.

Our business and the businesses of our customers conducted using our platform and technology, are subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance directed to those who conduct business over the internet, including those governing privacy, data governance, data protection, cybersecurity, fraud detection, payment services, consumer protection and tax. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, digital assets, and related technologies. As a result, they are subject to significant uncertainty, and vary widely across U.S. federal, state, and local jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, revocation of licenses, limitations on our products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results, and financial condition.

In addition to existing laws and regulations, various governmental and regulatory bodies, including legislative and executive bodies, in the United States may adopt new laws and regulations, or new interpretations of existing laws and regulations may be issued by such bodies or the judiciary, which may change how we operate our business, how our products and services and those of our customers are regulated, and what products or services we and our competitors can offer, requiring changes to our compliance and risk mitigation measures

To the extent we use “open source” software, our use could adversely affect our ability to offer our services and subject us to possible litigation.

We may use open source software in connection with our products and services. Companies that incorporate open source software into their products have, from time to time, faced claims challenging the use of open source software and/or compliance with open source license terms. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source software or claiming noncompliance with open source licensing terms. Some open source software licenses require users who distribute software containing open source software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open source code, which could include valuable proprietary code of the user, on unfavorable terms or at no cost. While we monitor the use of open source software and try to ensure that none is used in a manner that would require us to disclose our proprietary source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur, in part because open source license terms are often ambiguous. Any requirement to disclose our proprietary source code or pay damages for breach of contract could have a material adverse effect on our business, financial condition and results of operations and could help our competitors develop products and services that are similar to or better than ours.

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Assertions by third parties of infringement or other violations by us of their intellectual property rights could result in significant costs and harm our business and operating results.

Our success depends upon our ability to refrain from infringing upon the intellectual property rights of others. Some companies, including some of our competitors, own large numbers of patents, copyrights and trademarks, which they may use to assert claims against us. As we grow and enter new markets, we will face a growing number of competitors. As the number of competitors in our industry grows and the functionality of products in different industry segments overlaps, we expect that software and other solutions in our industry may be subject to such claims by third parties. Third parties may in the future assert claims of infringement, misappropriation or other violations of intellectual property rights against us. We cannot assure you that infringement claims will not be asserted against us in the future, or that, if asserted, any infringement claim will be successfully defended. A successful claim against us could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our services, or require that we comply with other unfavorable terms. We may also be obligated to indemnify our customers or business partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

The continuation of the COVID-19 pandemic could adversely affect our business, operating results, cash flow and financial condition.

The COVID-19 pandemic could adversely affect our business, operating results, cash flow and financial condition. In March 2020, the World Health Organization characterized COVID-19 as a pandemic and the President of the United States declared the COVID-19 outbreak a national emergency. Since then, the COVID-19 pandemic has resulted in significant volatility, uncertainty and economic disruption. The future impacts of the pandemic and any resulting economic impact are largely unknown. It is possible that the COVID-19 pandemic, the measures taken by local, state and national governments and the resulting economic impact may materially and adversely affect our business, results of operations, cash flow and financial condition. The extent to which COVID-19 ultimately impacts our business, results of operations, cash flow and financial condition will depend on future developments, which are uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions taken by governments and authorities to contain the virus or treat its impact, and when and to what extent normal economic and operating conditions can resume. These uncertainties have resulted in volatility in securities and financial markets, which may prevent us from accessing the equity or debt capital markets on attractive terms or at all for a period of time, which could have an adverse effect on our liquidity position. The current level of uncertainty over the economic and operational impacts of COVID-19 means the impact on our business, results of operations, cash flows and financial position cannot be reasonably estimated at this time.

Risks Related to Regulation

Our products may be subject to product liability claims, which could have an adverse effect on our business, results of operations and financial condition.

Certain of our products provide applications that relate to patient clinical information. Any failure by our products to provide accurate and timely information concerning patients, their medication, treatment and health status, generally, could result in claims against us which could materially and adversely impact our financial performance, industry reputation and ability to market new system sales. In addition, a court or government agency may take the position that our delivery of health information directly, including through licensed practitioners, or delivery of information by a third party site that a consumer accesses through our websites, exposes us to assertions of malpractice, other personal injury liability, or other liability for wrongful delivery/handling of healthcare services or erroneous health information. We anticipate that in the future we will maintain insurance to protect against claims associated with the use of our products as well as liability limitation language in our end-user license agreements, but there can be no assurance that our insurance coverage or contractual language would adequately cover any claim asserted against us. A successful claim brought against us in excess of or outside of our insurance coverage could have an adverse effect on our business, results of operations and financial condition. Even unsuccessful claims could result in our expenditure of funds for litigation and management time and resources.

There is significant uncertainty in the healthcare industry in which we operate, and we are subject to the possibility of changing government regulation, which may adversely impact our business, financial condition and results of operations.

The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement processes and operation of healthcare facilities. During the past several years, the healthcare industry has been subject to an increase in governmental regulation of, among other things, reimbursement rates and certain capital expenditures.

Recently enacted public laws reforming the U.S. healthcare system may have an impact on our business. The Patient Protection and Affordable Care Act (H.R. 3590; Public Law 111-148) (“PPACA”) and The Health Care and Education Reconciliation Act of 2010 (H.R. 4872) (the “Reconciliation Act”), which amends the PPACA (collectively the “Health Reform Laws”), were signed into law in March 2010. The Health Reform Laws contain various provisions which may impact us and our patients. Some of these provisions may have a positive impact, while others, such as reductions in reimbursement for certain types of providers, may have a negative impact due to fewer available resources. Increases in fraud and abuse penalties may also adversely affect participants in the health care sector, including us.

Various legislators have announced that they intend to examine further proposals to reform certain aspects of the U.S. healthcare system. Healthcare providers may react to these proposals, and the uncertainty surrounding such proposals, by curtailing or deferring investments, including those for our systems and related services. Cost-containment measures instituted by healthcare providers as a result of regulatory reform or otherwise could result in a reduction of the allocation of capital funds. Such a reduction could have an adverse effect on our ability to sell our systems and related services. On the other hand, changes in the regulatory environment have increased and may continue to increase the needs of healthcare organizations for cost-effective data management and thereby enhance the overall market for healthcare management information systems. We cannot predict what effect, if any, such proposals or healthcare reforms might have on our business, financial condition and results of operations.

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We have taken steps to modify our products, services and internal practices as necessary to facilitate our compliance with applicable regulations, but there can be no assurance that we will be able to do so in a timely or complete manner. Achieving compliance with these regulations could be costly and distract management’s attention and divert other company resources, and any noncompliance by us could result in civil and criminal penalties.

Developments of additional federal and state regulations and policies have the potential to negatively affect our business.

Our software is anticipated to be considered a medical device by the U.S. Food and Drug Administration (“FDA”) and therefore subject to regulation by the FDA as a medical device. Such regulation requires the registration of the applicable manufacturing facility and software and hardware products, application of detailed record-keeping and manufacturing standards, and FDA approval or clearance prior to marketing. An approval or clearance requirement could create delays in marketing, and the FDA could require supplemental filings or object to certain of these applications, the result of which could adversely affect our business, financial condition and results of operations.

Compliance with changing regulation of corporate governance and public disclosure will result in significant additional expenses.

Changing laws, regulations, and standards relating to corporate governance and public disclosure for public companies, including the Sarbanes-Oxley Act of 2002 and various rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), are creating uncertainty for public companies. Our Company’s management will need to invest significant time and financial resources to comply with both existing and evolving requirements for public companies, which will lead, among other things, to significantly increased general and administrative expenses and a certain diversion of management time and attention from revenue generating activities to compliance activities.

We may be subject to false or fraudulent claim laws.

There are numerous federal and state laws that forbid submission of false information or the failure to disclose information in connection with submission and payment of physician claims for reimbursement. Any failure of our services to comply with these laws and regulations could result in substantial liability including, but not limited to, criminal liability, could adversely affect demand for our services and could force us to expend significant capital, research and development and other resources to address the failure. Errors by us or our systems with respect to entry, formatting, preparation or transmission of claim information may be determined or alleged to be in violation of these laws and regulations. Determination by a court or regulatory agency that our services violate these laws could subject us to civil or criminal penalties, invalidate all or portions of some of our client contracts, require us to change or terminate some portions of our business, require us to refund portions of our services fees, cause us to be disqualified from serving clients doing business with government payers and have an adverse effect on our business.

We are subject to the Stark Law, which may result in significant penalties.

Provisions of the Omnibus Budget Reconciliation Act of 1993 (42 U.S.C. § 1395nn) (the “Stark Law”) prohibit referrals by a physician of “designated health services” which are payable, in whole or in part, by Medicare or Medicaid, to an entity in which the physician or the physician’s immediate family member has an investment interest or other financial relationship, subject to several exceptions. Unlike the Fraud and Abuse Law, the Stark Law is a strict liability statute. Proof of intent to violate the Stark Law is not required. The Stark Law also prohibits billing for services rendered pursuant to a prohibited referral. Several states have enacted laws similar to the Stark Law. These state laws may cover all (not just Medicare and Medicaid) patients. Many federal healthcare reform proposals in the past few years have attempted to expand the Stark Law to cover all patients as well. As with the Fraud and Abuse Law, we consider the Stark Law in planning our products, marketing and other activities, and believe that our operations are in compliance with the Stark Law. If we violate the Stark Law, our financial results and operations could be adversely affected. Penalties for violations include denial of payment for the services, significant civil monetary penalties, and exclusion from the Medicare and Medicaid programs.

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We are Required to Comply with Medical Device Reporting (MDR) and We Must Report Certain Malfunctions, Deaths and Serious Injuries Associated with Our Medical Device Which Can Result In Voluntary Corrective Actions, Mandatory Recall or FDA Enforcement Actions.

Under applicable FDA MDR regulations, medical device manufacturers are required to submit information to the FDA when they receive a report or become aware that a device has or may have caused or contributed to a death or serious injury or has or may have a malfunction that would likely cause or contribute to death or serious injury if the malfunction were to recur.

All manufacturers placing medical devices on the market in the European Economic Area and the United States are legally bound to report any serious or potentially serious incidents involving devices they produce or sell to the regulatory agency, or Competent Authority, in whose jurisdiction the incident occurred.

If our products fail to comply with evolving government and industry standards and regulations, we may have difficulty selling our products.

We may be subject to additional federal and state statutes and regulations in connection with offering services and products via the Internet. On an increasingly frequent basis, federal and state legislators are proposing laws and regulations that apply to Internet commerce and communications. Areas being affected by these regulations include user privacy, pricing, content, taxation, copyright protection, distribution, and quality of products and services. To the extent that our products and services are subject to these laws and regulations, the sale of our products and services could be harmed.

Risks related to our Common Stock

There is not now, and there may never be, an active market for our common stock.

Our common stock is listed on the OTCQB level of the OTC Market under the symbol “USAQ,” but there is no active trading market for our common stock. There can be no assurance that an active trading market for our securities will develop, or that if one develops, that it will be sustained. The trading market for securities of companies listed on the OTC Market is substantially less liquid than the average trading market for companies listed on a national securities exchange. In addition, our ability to raise capital will be adversely affected by a listing on the OTC Market, as compared to a listing on a national securities exchange.

Our stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile and is likely to be highly volatile in the future. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Factors that could cause such volatility include, among other things:

●	actual or anticipated fluctuations in our operating results;
●	the limited number of securities analysts covering us and distributing research and recommendations about us;
●	the low public float for our common stock;
●	the low trading volume of our common stock;
●	announcements concerning our business or those of our competitors;
●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;
●	conditions or trends in our industry;
●	litigation;
●	changes in market valuations of similar companies;
● ●

future sales of common stock;

the perception that a significant number of shares of our common stock may be sold upon conversion of outstanding notes or the exercise of outstanding warrants if the price of our common stock increases;

●	departure of key personnel or failure to hire key personnel; and
●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and/or warrants, regardless of our actual operating performance.

Our common stock is subject to the “Penny Stock” Rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience and objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Shares eligible for future sale may adversely affect the market.

The Shares of common stock being offered by this Prospectus, other than any of such shares which are acquired by our “affiliates,” as defined in Rule 144, will be freely tradable without restriction or registration under the Securities Act. In addition, from time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Given the limited trading of our common stock, resale of even a small number of shares of our common stock pursuant to Rule 144 or an effective registration statement, including the shares offered by this Prospectus, may adversely affect the market price of our common stock.

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Our sole director and officer controls a majority of the votes which may be cast at a meeting of our stockholders.

In addition to the common stock owned by our sole director and officer, he owns shares of our Series A Preferred Stock which have the right to vote on all issues presented to our common stockholders. Taking into account the votes he is eligible to cast by virtue of the number of shares of our common stock and Series A Preferred Stock held by our sole officer and director, he controls a majority of the votes which may be cast at a meeting of our stockholders, and therefore controls our operations and will have the ability to control all matters submitted to stockholders for approval. This stockholder thus has complete control over our management and affairs. Accordingly, his ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which may further affect its liquidity.

Under our Certificate of Incorporation, our director has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to adversely affect stockholder voting power and perpetuate the board’s control over our company.

Our director may authorize the issuance of preferred stock in one or more series with such limitations and restrictions as it may determine, in its sole discretion, with no further authorization by security holders required for the issuance of such shares. The Board may determine the specific terms of the preferred stock, including: designations; preferences; conversions rights; cumulative, relative; participating; and optional or other rights, including: voting rights; qualifications; limitations; or restrictions of the preferred stock.

The issuance of preferred stock may adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our company or make removal of management more difficult. As a result, the Board of Directors’ ability to issue preferred stock may discourage the potential hostile acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect the market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

We incur significant costs as a result of operating as a public company and our management will have to devote substantial time to public company compliance obligations.

The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the national stock exchanges, have imposed various requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance requirements and any new requirements that the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 may impose on public companies. Moreover, these rules and regulations, along with compliance with accounting principles and regulatory interpretations of such principles, have increased and will continue to increase our legal, accounting and financial compliance costs and have made and will continue to make some activities more time- consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantial costs to maintain the same or similar coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or our board committees, or as executive officers. We will evaluate the need to hire additional accounting and financial staff with appropriate public company experience and technical accounting and financial knowledge. We estimate the additional costs to be incurred as a result of being a public company to be in excess of $150,000 annually.

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Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. Management has assessed the effectiveness of our internal control over financial reporting as of June 30, 2022. Based on our assessment, we have concluded that our internal control over financial reporting were not effective as of June 30, 2022, due to lack of an oversight committee and lack of segregation of duties. Management will consider the need to add personnel and implement improved review procedures.

Our system of internal control over financial reporting is not effective and we need to take remedial measures to improve our internal control over financial reporting. Remedial measures will likely require hiring additional personnel. We cannot assure that the measures we will take to remediate areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future. If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. We cannot assure you that you will be able to sell shares when you desire to do so.

We are a “Smaller Reporting Company” with reduced disclosure requirements which may make our common stock less attractive to investors

We are a “smaller reporting company.” As a “smaller reporting company,” the disclosure we are required to provide in our SEC filings are less than it would be if we were not a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects which may make our common stock less attractive, which may result in a less active trading market, higher volatility and a lower price for our common stock.

We are an “emerging growth company” and our election to comply with the reduced disclosure requirements as a public company may make our common stock less attractive to investors.

For so long as we remain an “emerging growth company,” as defined in the JOBS Act, we may take advantage of certain exemptions from various requirements applicable to public companies that are not “emerging growth companies,” including not being required to comply with the independent auditor attestation requirements of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, being required to provide fewer years of audited financial statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We would cease to be an “emerging growth company” upon the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a large accelerated filer, with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending five years after our initial public offering of our stock. We may choose to take advantage of some but not all of these reduced reporting burdens. Accordingly, the information contained in our periodic reports may be different than the information provided by other public companies. The JOBS Act also provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period under the JOBS Act. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards. It is possible that some investors will find our common stock less attractive as a result, which may result in a less active trading market for our common stock and higher volatility in our stock price.

Limitations on director and officer liability and indemnification of our officers and directors by our articles of incorporation, as amended, and by-laws it may discourage stockholders from bringing suit against an officer or director.

Our articles of incorporation, as amended, and bylaws provide, with certain exceptions as permitted by Nevada law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director or officer, unless the director or officer committed both a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud or knowing violation of law. These provisions may discourage stockholders from bringing suit against a director or officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of us against a director or officer.

We are responsible for the indemnification of our officers and directors.

Should our officers and/or directors require us to contribute to their defense in an action brought against them in their capacity as such, we may be required to spend significant amounts of our capital. Our articles of incorporation, as amended, and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. In addition, we have entered into an indemnification agreement with our Chief Executive Officer. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

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DESCRIPTION OF BUSINESS

This Prospectus contains “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made.

Throughout this Prospectus references to “we”, “our”, “us”, “QHSLab”, “Medical Practice Income”, “MPI”, “the Company”, “the Registrant” and similar terms refer to QHSLab, Inc. and its wholly owned subsidiaries.

Company Background and Overview

We are a medical device technology and software as a service (SaaS) company focused on enabling primary care physicians (PCP’s) to increase their revenues by providing them with relevant, value-based tools to evaluate and treat chronic disease as well as provide preventive care through reimbursable procedures. In some cases, the products we provide our physician clients will enable them to diagnose and treat patients with chronic diseases which they historically have referred to specialists, allowing them to increase their practice revenue. As part of our mission, we are providing PCP’s with the software, training and devices necessary to allow them to treat their patients using value-based healthcare, informatics and algorithmic personalized medicine, including digital therapeutics. Our digital healthcare and point of care solutions also support remote patient monitoring, to address chronic care and preventive medicine and are reimbursable to the medical practice.

In November 2020, we began shipping AllergiEnd® diagnostic related products and immunotherapy treatments to PCPs in response to their requests based upon courses of treatment recommended for their patients building on the capabilities of QHSLab, our primary SaaS tool. The Company’s revenue generated from sales of AllergiEnd® products was $1,414,421 for the year ending December 31, 2021, and $706,146 for the six months ended June 30, 2022.

In June 2021, we acquired the method patent, trademark and website associated with AllergiEnd®’s diagnostic and allergen immunotherapy product portfolio. The acquisition of the AllergiEnd® assets provides us the opportunity to more fully integrate and leverage our product portfolio across our marketing platform, customer relationships and cost structure.

Based on the success of PCPs using our Quality Health Score Lab Expert System (“QHSLab”) digital healthcare platform combined with the acquired AllergiEnd® product line, we intend to increase our revenues by charging physicians a monthly subscription fee for the use of QHSLab and soliciting additional PCPs to increase their revenues by using our proven revenue generating QHSLab and AllergiEnd® line of products. We also plan to introduce additional point of care diagnostics and treatments, and digital medicine programs that PCPs can use and prescribe in their practices. In all cases, PCPs will be paid under existing government and private insurance programs, based upon analyses conducted utilizing QHSLab and treatments provided as a result of such analyses.

Industry

The healthcare industry has yet to experience the improvements in outcomes, access, and cost-effectiveness that have transformed many other industries through the use of digital technologies. In an effort to address a worsening pandemic of chronic diseases associated with aging populations, technology companies are now contributing innovative solutions that enhance chronic and preventive care management through the structured capture, storage and analysis of large quantities of patient data, and remote monitoring digital applications to reduce the burden of care on healthcare systems.

Digital medicine products utilizing sophisticated hardware and software to capture, store, analyze and access patient data, can be used independently or in concert with pharmaceuticals, biologics, devices, or other products to optimize patient care and health outcomes. A key component of digital medicine is the analysis of raw patient data, including physiological and environmental signals or responses to digital health risk assessments to provide the physician with result-oriented output to support clinical decision making and better coordinate patient care and treatment.

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Digital Therapeutics, that is, the use of digital medicine products to assess a patient’s state of health and monitor progress in response to recommended lifestyle changes, medication adherence and treatment regimens, is considered a treatment in its own right, and may be reimbursable depending upon a patient’s health condition and diagnosis, giving health-care providers an economic incentive to engage in digital healthcare. We intend to add features to our QHSLab which allow PCPs to engage in digital medicine for which they will be reimbursed.

Our Operating Model

Our mission is to enhance the quality of life of individuals and populations through physician-directed digital medicine and innovative, artificial intelligence (AI) enhanced preventive health technologies.

●	Value Based. The Company provides the tools that enhance health care for patients while lowering costs to insurance providers and corporate America and allowing physicians to increase their practice revenues.
●	Patient Centered. Our products streamline the relationship between physicians and their patients, providing a high quality experience for patients, and increasing the value provided to them during care.
●	Time Saving. Physicians can maximize face-to-face office visits and non-face-to-face patient education while generating additional revenue through reimbursable preventative services.
●	Prevention Focused. Our products are designed to promote prevention, early detection, management, and reversal of chronic diseases.

QHSLab Expert System

We have developed and are constantly upgrading our high-level, fully automated cloud-based SaaS system named the QHSLab which provides physicians and healthcare organizations with the ability to capture and store patient information electronically in a secure database. The patients’ data is analyzed by specific and proprietary algorithms, assisting the physician in making a diagnosis and prescribing a course of treatment and appropriate care coordination. During 2021, 163 medical practices utilized the QHSLab platform. We provided physicians at these practices with the analytical tools necessary to diagnose and treat allergies and asthma which allowed them to increase revenues by expanding the breadth of their practices. Our focus for the immediate future, is to increase the number of physicians utilizing the QHSLab platform, to charge users a monthly fee, to expand the number of diagnostic algorithms and health risk assessments incorporated into QHSLab and to add features which allow PCPs to engage in reimbursable forms of digital medicine, thereby enabling general practice physicians to increase their revenues.

Our QHSLab Expert System is capable of handling large quantities of data, without compromising security, accuracy or precision. We can set parameters to accommodate prospective client physician and healthcare organization policy and will deal easily with significant increases in user workload. Our cloud-based software and IT system scales to allow a virtually unlimited number of user sessions to be activated. By utilizing a set, well-known path built into our third-party ‘robust’ cloud server infrastructure our QHSLab is not only capable of scaling to a large number of users, but is also built on a globally-scalable architecture, allowing us to deliver high availability to users in just about any geographic region.

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The importance of identifying particular health risks and the indicators of the risks to be identified vary between different healthcare settings and sectors. Some require psychological data while others require a detailed medical history and list of medications. The data collected and analyzed by our QHSLab and the feedback provided to a physician can be tailored to provide the physician with an individualized assessment tailored to his practice.

One example of how QHSLab can be programmed to provide a physician with specific information leading to a prescribed course of treatment is the use of QHSLab plus our AllergiEnd® allergy testing and treatment system. During 2021, 163 practices provided 11,235 patients with allergy diagnostic tests generating approximately $3.8 million dollars in new reimbursements for these practices. Additionally, physicians at these practices provided allergen immunotherapy treatments to 1,019 patients generating approximately $1.2 million in new reimbursements for our customers. Traditionally, general practice physicians would have elected not to treat these conditions or referred the patients to an allergy specialist. It is estimated that practices utilizing AllergiEnd® and QHSLab enjoyed an additional 5-10% income for their practices with the addition of the Company’s products and treatments. It is noted that not all of these 163 practices commenced utilizing the Company’s products at the beginning of 2021, so in many cases, on a rolling 12 month basis, the Company’s products and services may in fact be supporting many of these practices to achieve new income levels well above 10% compared to not using the Company’s platform, products and services.

Advantages of the QHSLab Expert System

QHSLab has the potential to play the same role in behavioral medicine and lifestyle interventions that pharmacological interventions play in biological medicine. It will help physicians and healthcare organizations overcome barriers preventing adoption of behavioral and therapeutic change programs for health promotion and disease prevention through easy to use applications.

Through purposeful design, the QHSLab Expert System:

●	Conducts a comprehensive assessment of patient behaviors, lifestyle and disease risk;

●	Integrates into existing physician and healthcare interventions;

●	Collects and compiles relevant, empirical data;

●	Utilizes this information for decision making (both artificial and naturalistic);

●	Accounts for individual differences yet is appropriate for whole populations;

●	Provides guidelines for consistent decisions;

●	Demonstrates flexibility by allowing new variables to be added;

●	Requires relatively low-skilled IT involvement in assessment or patient program development; and

●	Maximizes revenue by providing less costly ‘digital’ alternatives to face-to-face interactions.

Our interventions are ideal for population-based approaches. We provide an efficient means of screening. Upon development, our interactive AI based programs will branch into in-depth assessment when a problem area is identified. QHSLab will include a large array of interventions that can be matched to individual user requirements.

QHSLab will be expanded to incorporate a wide variety of different digital healthcare intervention programs including allergies and asthma, mental health, musculoskeletal health and pain, hypertension, metabolic syndrome, sleep disorders, dietary assessments, weight loss and much more. Our AI driven approaches will range from patient treatment seeking interventions and motivational materials for participants in early stages of behavioral change to more detailed advice and support for participants in later stages of behavioral change. As a participant progresses (or regresses), different intervention materials will be available.

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Our system will provide an automated recording device so that minimal amounts of progress can be detected and reinforced. Gathering data through automation provides an extensive empirical data base that can be used to both serve the participant and provide an evaluation of the effectiveness of the system. Since health risk prevention can be very expensive in terms of the resources required to provide services to all participants, QHSLab represents a far less costly alternative.

An article published December 28, 2021, in the Journal of the American Medical Association (JAMA) titled ‘Assessment of an Interactive Digital Health–Based Self-management Program to Reduce Hospitalizations Among Patients With Multiple Chronic Diseases’ reported on the success achieved by physicians utilizing a research system similar to QHSLab. The randomized clinical trial found that “among participants who received the internet chronic disease management intervention, fewer were admitted to the hospital” and “digital health interventions supporting patient self-management and self-monitoring has the potential to augment primary care among patients with multiple chronic diseases and co-morbidities.”

Physicians are seeking preventive and chronic care management tools for their medical decision making and patient care, including non-face to face interventions and easy to incorporate workflow digital screenings. Today, independent physicians and their practices desire digital health relationships that meet all their needs and those of their patients, instead of having to incorporate multiple limited services from numerous digital health companies. Physicians don’t have time to pick and choose among different digital health systems. QHSLab solves this problem especially for the independent primary care provider.

AllergiEnd®

The first point of contact for most allergy patients is their primary care doctor or pediatrician. There are approximately 60 million Americans affected by allergic disorders, yet there are fewer than 3,000 practicing Board Certified Allergists and approximately 2,400 Board Certified Otolaryngologists specializing in allergy or approximately 1 specialist for every 11,000 allergy sufferers. It is estimated that the number of full-time equivalent (FTE) allergists/immunologists will decline about 7 percent in coming years. Meanwhile, demand for the services these physicians provide is projected to increase by 35 percent over the foreseeable future.

Only a limited number of primary care physicians have sufficient training to diagnose and treat allergy-suffering patients in their offices. The primary care provider is managing many forms of chronic diseases today that in the past were in the specialist domain, while allergies have remained the exception. We believe there is a need to equip primary care physicians, physician assistants, nurse practitioners, and nurses with the ability to diagnose and treat allergy sufferers and that this need provides a strong economic opportunity for the Company.

The AllergiEnd® system empowers allergist primary care providers with means to test patients for a broad spectrum of allergens within the confines of their office, thereby enabling the physician to identify the specific cause of the patient’s allergies which can lead to targeted allergen immunotherapy treatment as opposed to merely masking symptoms with various anti-histamines. The product line consists primarily of a disposable, one-time use set of FDA cleared and patented skin test applicators and a unique patented test tray for use with the test applicators.

As part of our service, we provide physicians and their staff with the know-how and training in allergy screening via the QHSLab digital medicine platform, skin test confirmation of the particular allergen causing the allergy symptoms and targeted allergen immunotherapy necessary to enable the physician to desensitize positive allergic patients, thereby treating the cause of the allergies, not merely the symptoms. AllergiEnd® allergen immunotherapies are pharmacy compounded preparations provided by a contract pharmacy in response to prescriptions given by the treating physicians that slowly expose the patient to small doses of the allergen culprit, either via subcutaneous injections in the doctor’s office or through convenient at home sublingual (under the tongue) oral drops. This approach is similar, if not identical, to that used by allergists the world over for many years. This builds the body’s immune system to the allergens, thereby overcoming the patient’s excessive reaction to allergens that were previously causing allergy symptoms. Allergen Immunotherapy practiced safety is the only known method of treatment that leads to prolonged tolerance to the allergens causing the patient’s allergic chronic disease. In addition to enhancing the level of care doctors can provide their patients; the screening, testing and allergen immunotherapy are reimbursable under established CPT codes enhancing the physician’s practice and, in many instances, also providing a new cash pay alternative for physicians and their patients.

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Q-Scale Psychological Emotional Wellbeing

It has been suggested that nearly 75% of all medical office visits (to all types of healthcare providers) are related to stress, anxiety and depression.

●	“Q” stands for Quality of Life, and the Q-Scale measures a patient’s responses (or early “warning” signs) to questions regarding their sleep, stress, anxiety, worry, pain, and overall life satisfaction. Patients with high mental health risks are flagged for further screening during the same assessment.

The Q-Scale is a digital health 10-item questionnaire designed to measure psycho-emotional factors in patients at risk of mental health issues.

●	Five categorical ratings are available for response to each item, ranging from “none of the time” to “all of the time.” If responses to the Q-Scale indicate potential mental health troubles, patients are directed to the Kessler 6 questions within the assessment to identify their risk of anxiety and depression for further clinical evaluation. Responses then categorize the patient as “at-risk” for mental health issues, including depression. Then the treating physician will be informed through a simple-to-read report of the need for more focused evaluation during their encounter with the patient.

This assessment provides immediate feedback to patients while allowing for substantial reimbursements for physicians.

●	Patients are provided with a comprehensive, yet easy to interpret report based on their responses, providing supportive self-management strategies to improve their coping skills and wellbeing. The Q-Scale aligns with CPT code 96136, which is used when tests are administered by a physician or other qualified healthcare professional. It is defined as “psychological or neuropsychological test administration / scoring by a physician or other qualified healthcare professional, two or more tests, any method.”

For our physician customers, the product is time-saving, maximizing face-to-face office visits while generating additional revenue through reimbursement codes accepted by commercial payors, Medicare and Medicaid. From a patient perspective, Q-Scale promotes early detection and treatment of conditions potentially related to stress, anxiety, or depression, and increases the value provided to patients during their care.

Industry trends also reinforce the growing need for new and time-sensitive approaches for the treatment of mental health-related issues. According to the Centers for Disease Control and Prevention, one in five Americans will experience a mental illness in a given year. Also, one in 25 Americans will be impacted by a severe mental illness, such as schizophrenia, bipolar disorder, or major depression. In addition, a recent study published by KFF, a non-profit organization focused on health-care issues, indicated that the COVID-19 pandemic and resulting economic recession have negatively affected many people’s mental health with up to 40% of people reporting anxiety and depressive-related symptoms.

Key aspects of the Q-Scale product include:

● Utilizes QHSLab’s cloud-based software and technology system that scales to allow a virtually unlimited number of user sessions to be activated and integrates into existing physician and healthcare interventions while collecting and compiling relevant, empirical data.

● Measures a patient’s responses, identifying early “warning” signs using questions regarding their sleep, stress, anxiety, worry, pain and overall life satisfaction. Patients determined to have high mental health risks are identified for further screening during the same assessment. Items in the Q-Scale have been deliberately written to emphasize normal psychological functioning in generally healthy patients, therefore it is a total population screening tool.

● If responses to the Q-Scale indicate potential mental health issues, patients are directed to the Kessler 6, a global measure of distress drawing from depressive and anxiety related symptomology. The treating physician is then alerted to the need for more focused evaluation during their encounter with the patient.

● Patients receive a post-assessment digital ‘feedback’ report and self-management strategies useful in addressing any items identified during the assessment.

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Executing on our Growth Strategy

Growing Recuring Revenue Base	●	Increasing the number of medical practitioners utilizing our point-of-care and digital medicine services, growing our revenue per client metric.
	●	Future distribution channels include Management Service Organization (MSO) Independent Physician Associations (IPA’s), and complementary digital health networks.

Expanding Product Portfolio	●	Additional point-of-care diagnostic, digital medicine, and treatments that PCPs can use, prescribe, and be reimbursed for under existing government and private insurance programs.

Increasing Industry Visibility	●	Increasing the number of company/university-sponsored medical conferences partnering with the University of Miami to introduce and educate members of the medical community about the technology and revenue opportunities available.

Competition

The market for future point of care and software as a service solutions is highly competitive and characterized by rapid change. The success of our solutions will be contingent upon our ability to provide superior solutions and a strong value proposition for all potential customers and their patients. Many existing competitors are well-established and enjoy greater resources or other strategic advantages. It is likely that there will be new entrants into our market, some of which may become significant competitors. With the introduction of new technologies and market entrants, we expect the competitive environment to be and remain intense. We currently face competition from a range of companies, including Teledoc Health, Virta Health Corp., Omada Health, Inc., Glooko, Inc., Hello Heart Inc., Lyra Health, Inc., Onduo LLC, Lark Health, DarioHealth Corp and Noom, Inc., some of which market direct to the consumer, bypassing physicians.

Our main competitors fall into the following categories:

● private and public companies that offer specific chronic disease products and services, such as solutions for allergies and asthma, diabetes, hypertension, and certain addictions or behavioral health conditions;

● large enterprises focused on the healthcare industry, including initiatives and partnerships launched by companies which may offer or develop products or services with features or benefits that overlap with our proposed future solutions; and

● digital health device manufacturers that facilitate the collection of data but offer limited interpretation, feedback or guidance.

Many of our current competitors enjoy greater resources, recognition, deeper customer relationships, larger existing customer bases, and more mature intellectual property portfolios than we do currently.

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Intellectual Property

Although certain of our current software applications and pioneering methods, as well as those developed in the future, will be eligible for patent and trademark protection, we believe that the costs of maintaining and enforcing such intellectual property rights may not afford us a competitive advantage and for the immediate future we intend to rely primarily on maintaining the secrecy of our proprietary information.

Regulations and Healthcare Reform

The healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we and the PCPs which use our products provide and bill for services and collect reimbursement from governmental programs and private payors, our contractual relationships with vendors and clients, our marketing activities and other aspects of our operations. Of particular importance are:

●	the federal physician self-referral law, commonly referred to as the Stark Law;

●	the federal Anti-Kickback Act;

●	the criminal healthcare fraud provisions of HIPAA;

●	the federal False Claims Act;

●	reassignment of payment rules that prohibit certain types of billing and collection by companies which do business with PCPs;

●	similar state law provisions pertaining to anti-kickback, self-referral and false claims issues;

●	state laws that prohibit general business corporations, such as us, from practicing medicine; and

●	laws that regulate debt collection practices as applied to our debt collection practices;

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. Dealing with investigations can be time- and resource-consuming and can divert management’s attention from our business.

The FDA issued a Finalized Guidance on medical mobile applications (“Apps”). The FDA determined that certain Apps may meet the definition of a medical device because they provide the user with certain biologic information. The Guidance contains an appendix that provides examples of mobile apps that may meet the definition of medical device but for which the FDA intends to exercise enforcement discretion. These mobile apps may be intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease. Even though these mobile apps may meet the definition of medical device, the FDA intends to exercise enforcement discretion for these mobile apps because they pose lower risk to the public. Based on our understanding of the Guidance, although there can be no guarantee, we believe our QHSLab services will eventually be subject to regulatory requirements because such services seem to fall within the statutory examples of medical devices with respect to which the FDA intends to monitor compliance with applicable regulations. Although many of the APPs described in the Guidance have been in use for an extended period of time, the impact they have had on the need for patient visits to a physician and thus, on the use of our products, has not been determined.

Employees

As of September 26, 2022, we had five employees devoting full-time services to the Company, all of whom were engaged in direct sales. In addition, we engage independent entities and consultants that provide programming services, Quality Management System development and Medical Consulting & Advisory services. We believe that our relationships with our employees and consultants are good.

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USE OF PROCEEDS

The shares of our common stock offered by this prospectus are being registered solely for the account of the Selling Stockholders. We will not receive any of the proceeds from the sale of these shares. However, we may receive proceeds upon the exercise of the Warrants if exercised for cash. See “Plan of Distribution” elsewhere in this prospectus for more information.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is subject to quotation on the OTCQB Venture Market under the symbol USAQ. The following table shows the high and low trading prices for our common stock during the fiscal years 2021 and 2020, and the first six months of 2022, as reported by the OTC Market. These prices reflect inter-dealer quotations without adjustments for retail markup, markdown or commission, and do not necessarily represent actual transactions.

	Price Range
Period	High	Low
Six Months Ended June 30, 2022:
First Quarter	$0.75	$0.30
Second Quarter	$0.58	$0.30

Year Ended December 31, 2021:
First Quarter	$0.70	$0.30
Second Quarter	$0.73	$0.51
Third Quarter	$1.00	$0.65
Fourth Quarter	$0.75	$0.56

Year Ended December 31, 2020:
First Quarter	$0.54	$0.05
Second Quarter	$0.53	$0.11
Third Quarter	$0.77	$0.21
Fourth Quarter	$0.70	$0.24

Holders

On September 26, 2022, there were approximately 600 holders of record of our common stock. The number of record holders does not include persons who held our Common Stock in nominee or “street name” accounts through brokers.

Dividend Policy. We have neither declared nor paid any cash dividends on either preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS AND OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis of our financial condition and result of operations contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this Report. Actual results may differ materially from those contained in any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements. We are under no obligation to update any of the forward-looking statements after the filing of this Report to conform such statements to actual results or to changes in our expectations.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of QHSLab, Inc. and its subsidiaries for the years ended December 31, 2021 and 2020, and for the first six months of 2022, and should be read in conjunction with such financial statements and related notes included in this report.

Overview

We are a medical device technology and software-as-a-service (“SaaS”) company focused on enabling primary care physicians (“PCP’s”) to increase their revenues by providing them with relevant, value-based tools to evaluate and treat chronic disease as well as provide preventive care through reimbursable procedures. In some cases, the products we provide our physician clients will enable them to diagnose and treat patients with chronic diseases which they historically have referred to specialists, allowing them to increase their practice revenue. As part of our mission, we are providing PCP’s with the software, training and devices necessary to allow them to treat their patients using value-based healthcare, informatics and algorithmic personalized medicine, including digital therapeutics. Our virtual and point of care solutions also support remote patient monitoring, to address chronic care and preventive medicine and are reimbursable to the medical practice.

In November 2020, we began shipping AllergiEnd® diagnostic related products and immunotherapy treatments to PCPs in response to their requests based upon courses of treatment recommended for their patients building on the capabilities of QHSLab, our primary SaaS tool. Our PCPs generated approximately $2,500,000 in revenues utilizing our products during the first half of 2022, of which $1.9 million was the result of providing allergy diagnostic tests to patients and approximately $600 thousand was the result of providing allergen immunotherapy treatments.

In June 2021, we acquired the method patent, trademark and website associated with AllergiEnd®’s diagnostic and allergen immunotherapy product portfolio from MedScience Research Group, Inc. The acquisition of the AllergiEnd® assets provides us the opportunity to more fully integrate and leverage the product portfolio across our marketing platform, customer relationships and cost structure.

Based on the success of PCPs using our QHSLab allergy diagnostics combined with the products acquired from MedScience, we have begun to charge physicians a monthly subscription fee for the use of QHSLab and continue to solicit additional PCPs to increase their revenues by using our proven revenue generating QHSLab and AllergiEnd® line of products. We also plan to introduce additional point of care diagnostics and treatments, and digital medicine programs that PCPs can use and prescribe in their practices. In all cases, PCPs will be paid under existing government and private insurance programs, based upon analyses conducted utilizing QHSLab and treatments provided as a result of such analyses.

Recent Market Conditions

During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (“COVID-19”). The pandemic has significantly impacted economic conditions in the United States and throughout the world. The ultimate impact of the COVID-19 pandemic is highly uncertain and we do not yet know the full extent of potential impacts on our business, finances or the global economy as a whole. However, these effects could have a material impact on our liquidity, capital resources and operations.

COVID-19 has accelerated both the healthcare provider and patient acceptance of virtual care technologies. Many patients are now open to telemedicine, which is excellent, but it’s not the complete solution, as it typically requires a physician’s direct involvement. Regulators and insurance companies recognize what health care technologists have been saying for nearly 15 years, which is that most chronic conditions are better managed with more frequent and short encounters often without a physician’s direct participation, rather than infrequent visits. Health insurers are beginning to recognize that AI enabled digital medicine technologies such as those provided through QHSLab can provide the necessary encounters to foster patient compliance in between visits to a physician.

Our ability to operate profitably is determined by our ability to generate revenues from the licensing of our QHSLab and the sale of diagnostic related products and treatment protocols and the provision of services through our QHSLab. Currently, we are generating revenues from the sale of AllergiEnd® diagnostic related products and immunotherapy treatments. Our ability to generate a profit from these sales is determined by our ability to increase the number of physicians using these products. We will continue to upgrade QHSLab in an effort to increase the number of products sold based upon the services it can provide and for which we are able to charge a fee for its use.

While our revenues are largely determined by the volume of product delivered and the prices at which such products are sold, our costs are determined by a number of factors. The principal factors impacting our costs are the cost of improvements to QHSLab, the costs of products sold to PCPs, marketing expenses to recruit new PCPs and introduce new products and financing costs. As our business grows, these costs should be spread over a wider base of PCPs leading to a reduction in costs per sale and, helping to increase our gross margin.

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Results of Operations

Year ended December 31, 2021 as compared to the year ended December 31, 2020

Revenues

During the fourth quarter of 2020 we began to sell the AllergiEnd® Products, consisting of AllergiEnd® Allergy Diagnostics and Allergen Immunotherapy treatments, to physicians. For the year ended December 31, 2021, we generated revenues of $1,414,421 compared to $124,532 of revenues in 2020. The revenue increase for the year ended December 31, 2021, reflects the fact that sales of our AllergiEnd® Products commenced in the fourth quarter of 2020 and increased through 2021. Revenues in 2021 were primarily driven by sales of Allergy Diagnostic Kits of $854,930 and Immunotherapy Treatment services of $516,013 as we continued to expand the roll-out of our product lines and customer base.

Our revenues consisted of the following:

	For the Years Ended
	December 31,
	2021	2020
Allergy Diagnostic Kit Sales	$854,930	$81,766
Immunotherapy Treatment Sales	516,013	39,155
Shipping and handling	43,478	3,611
Total revenue	$1,414,421	$124,532

Cost of Revenues and Gross Profit

Cost of revenues consists of the cost of the AllergiEnd® test kit products and allergen immunotherapy pharmacy prepared treatment sets, shipping costs to our customers as well as labor expenses directly related to product sales.

For the years ended December 31, 2021 and 2020, cost of revenues was $743,673 and $74,439, respectively.

The Company generated a gross profit of $670,748, or a 47.4% gross margin for the year ended December 31, 2021 and $50,093, or 40.2% in 2020.

We are introducing new products at an early stage in our development cycle and the gross margins may vary significantly between periods, due, among other things, to differences among our customers and products sold, customer negotiating strengths, and product mix.

Research and Development

Research and development expenses (“R&D”) include expenses incurred in connection with the research and development of our QHSLab medical device technology solution. R&D costs are expensed as they are incurred.

For the year ended December 31, 2021, R&D expenses totaled $90,874 which is a decrease of $7,416, or 7.5%, compared to $98,290 for the year ended December 31, 2020.

The decrease in R&D expenses for the year ended December 31, 2021, as compared to 2020, is primarily due to lower spending as we focused on selling AllergiEnd® Products and the acquisition of the AllergiEnd® assets during 2021. We expect that our R&D expenses will increase as we invest in and expand our operations and further develop new products and services as part of the Company’s growth strategy.

Sales and Marketing

Sales and marketing expenses consist primarily of costs associated with selling and marketing our products to PCP’s, principally ongoing sales efforts to recruit new PCP’s and maintain our relationships with PCP’s already using our software and products. Beginning in January 2021, these expenses included newly hired employees of the Company in addition to third-party consultants.

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For the year ended December 31, 2021, sales and marketing expenses totaled $592,068 compared to $95,141 for the year ended December 31, 2020.

We expect our sales and marketing expenses to increase as we grow our customer base and launch additional products. However, sales and marketing expenses as a percentage of revenue may decrease if we are successful in onboarding a sufficient number of PCP’s and maintaining our relationships with these PCP’s once they begin to purchase our products.

General and Administrative

General and administrative expenses consist primarily of costs associated with operating a business including accounting, legal and management consulting fees.

For the year ended December 31, 2021, general and administrative expenses totaled $454,008, an increase of $322,241, compared to $131,767 for the year ended December 31, 2020.

The increases in general and administrative expenses for the year ended December 31, 2021, as compared to 2020, were primarily due to increased consulting fees for legal, investor relations and management services associated with the increase in our business activities. Additionally, we incurred expenses associated with processing payments on the sales generating revenue.

Other Expense

For the year ended December 31, 2021, interest expense increased by $215,506 to $246,490 from $30,984 for the year ended December 31, 2020. The increase in interest expense was due to increases in the convertible note payable balances and newly incurred debt during 2021 and the amortization of the related discounts as compared to December 31, 2020.

Six months ended June 30, 2022 as compared to the six months ended June 30, 2021

Revenues

During the fourth quarter of 2020 we began to sell AllergiEnd® Products, consisting of AllergiEnd® Allergy Diagnostics and Allergen Immunotherapy treatments, to physicians. During the second quarter of 2022, we began to enter SaaS subscription agreements to provide physicians with access to our proprietary internally-developed QHSLab platform software that provides clinical decision support and patient monitoring which facilitate the diagnosis and treatments of allergies using our AllergiEnd® Products. Subscriptions are generally invoiced at the beginning of each subscription period and revenue is recognized ratably over the subscription period with unearned revenue being recorded as Deferred revenue within Other current liabilities on the Company’s condensed consolidated balance sheets until we have completed our performance obligations.

For the six months ended June 30, 2022, we generated revenues of $706,146 compared to $759,957 of revenues in the comparable period of 2021. The decrease for the six months ended June 30, 2022 as compared to the comparable period in 2021, was primarily due to a reduction in sales of Allergy Diagnostic Kits of $32,361 and Immunotherapy Treatment services of $24,710 as we continued to expand the roll-out of our product lines and customer base.

Our revenues consisted of the following:

	For the Six Months Ended
	June 30,
	2022	2021
Allergy Diagnostic Kit Sales	$427,911	$460,272
Immunotherapy Treatment Sales	252,722	277,432
Subscription Revenue	1,375	-
Training Revenue	4,100	-
Shipping and handling	20,038	22,253
Total revenue	$706,146	$759,957

Cost of Revenues and Gross Profit

Cost of revenues consists of the cost of the AllergiEnd® test kits and allergen immunotherapy pharmacy prepared treatment sets, shipping costs to our customers as well as labor expenses directly related to product sales.

For the six months ended June 30, 2022 and 2021, cost of revenues was $347,249 and $419,258, respectively.

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The Company generated a gross profit of $358,897 during the six months ended June 30, 2022 compared to $340,699 for the six months ended June 30, 2021. Gross margin increased from 44.8% gross margin during the six months ended June 30, 2021 to 50.8% during the six months ended June 30, 2022. The increase in gross margin was attributable to a combination of changes in the product mix and improved cost structure since the acquisition of intangible assets from MedScience during the quarter ended June 30, 2021.

We are introducing new products at an early stage in our development cycle and the margins earned may vary significantly between periods, customers and products due to the learning process, customer negotiating strengths, and product mix.

Sales and Marketing

Sales and marketing expenses consist primarily of costs associated with selling and marketing our products to PCP’s, principally ongoing sales efforts to recruit new PCP’s and maintain our relationships with PCP’s already using our software and products. These expenses include employee compensation and costs of consultants. For the six months ended June 30, 2022, sales and marketing expenses totaled $233,067 compared to $273,308 for the six months ended June 30, 2021.

The decrease in Sales and marketing expenses in the six month period ended June 30, 2022 compared to the prior year period relates to the shift of marketing efforts to a more internal effort rather than relying upon third-party providers. We expect our sales and marketing expenses to increase as we seek to build our customer base and launch additional products. Nevertheless, if we are successful in onboarding a sufficient number of PCP’s and maintaining our relationships with these PCP’s once they begin to distribute our products, selling and marketing expenses could decrease as a percentage of revenues, though we may increase our marketing efforts as funds become available.

General and Administrative

General and administrative expenses consist primarily of costs associated with operating a business including accounting, legal and management consulting fees.

For the six months ended June 30, 2022, general and administrative expenses totaled $213,608 an increase of $8,518, compared to $205,090 for the six months ended June 30, 2020.

The increase in General and administrative expenses for the six months ended June 30, 2022, as compared to the comparable period of 2021, was primarily due to increased fees for legal, investor relations and management services during the beginning of the year associated with the increase in our business activities. Additionally, the six months ended June 30, 2021 did not include expenses associated with processing payments on the sales invoices generating revenue which began during the third quarter of 2021.

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Research and Development

Research and development (“R&D”) includes expenses incurred in connection with the research and development of our medical device technology solution, including software development. R&D costs are expensed as they are incurred.

For the six months ended June 30, 2022, R&D expenses totaled $87,593 which is an increase of $44,301, or more than 102%, compared to $43,292 for the six months ended June 30, 2021.

The increase in R&D expenses for the six months ended June 30, 2022, as compared to the comparable period of 2021 was driven by the completion of testing of our QHSLab platform software. As a result, the spending on development is no longer being capitalized as the software is now in post-implementation stages. Any future development that may result in substantial enhancements or additional functionality for all users will be considered for capitalization as appropriate. We expect that our R&D expenses will increase as we invest in and expand our operations and further develop new products and services as part of the Company’s growth strategy.

Other Expense

For the six months ended June 30, 2022, interest expense increased by $238,220 to $256,242 from $18,022 for the six months ended June 30, 2021.

The increase in interest expenses for the six months ended June 30, 2022, was due to higher debt balances, primarily related to the purchase of assets related to our AllergiEnd® products in 2021. Interest expense during the first half of 2022 included interest on outstanding debt as well as the amortization of debt issuance costs including legal fees and warrants issued in connection with the sale of our convertible note in 2021 and the note issued to purchase assets related to our AllergiEnd® products. The amortization of those costs, which are non-cash expenses, totaled $167,005, or 65% of the interest expense during the first half of 2022. Interest expense during the first half of 2021 was all related to interest on outstanding debt balances, primarily outstanding convertible notes payable.

Liquidity and Capital Resources

Liquidity is a measure of a company’s ability to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. On June 30, 2022, we had current assets totaling $292,519, including $97,172 of cash, $112,008 of net accounts receivable, $54,157 of inventory, and $29,182 related to prepaid expenses and other current assets. At such date we had total current liabilities of $1,353,283 consisting of $113,500 in accounts payable, $100,805 in other current liabilities and $1,138,978 representing the current portions of outstanding loans and convertible notes. Our long-term liabilities balance of $275,268 is associated with the long-term portion of loans payable.

On December 31, 2021, we had current assets totaling $445,782, including $286,855 of cash, $70,474 of accounts receivable, $65,740 of inventory, and $22,713 related to prepaid expenses and other current assets. At such date we had total current liabilities of $874,954 consisting of $20,370 in accounts payable, $58,615 in other current liabilities and $795,969 representing the current portions of outstanding loans and convertible notes payable. Our long-term liabilities balance of $509,477 consisted of convertible notes totaling $100,000 and $402,956 associated with the long-term portion of loans payable, and accrued interest expenses of $6,521.

We used cash of $98,110 and $99,404 in operations during the six-month periods ending June 30, 2022 and 2021, respectively.

During the third quarter of 2021, we issued a promissory note of $750,000 in connection with our acquisition of assets related to our AllergiEnd® products and an Original Issue Discount Secured Convertible Promissory Note in the principal amount of $806,000 (the “First OID Note”) along with warrants to purchase 930,000 shares of our common stock (the “Warrants”) for aggregate consideration of $750,000. The acquisition of the assets related to our AllergiEnd® products has enabled us to increase our margins on the sale of these products. The net proceeds of the First OID Note primarily were used to increase our sales and marketing efforts. In July 2022, to supplement our cash on hand, we issued to the holder of the First OID Note an Original Issue Discount Secured Convertible Promissory Note (the “Second OID Note”) in the principal amount of $440,000 and warrants to purchase 550,000 shares of the Company’s common stock for aggregate consideration of $400,000. The proceeds of this Note will primarily be used to fulfill our inventory requirements and expand our sales and marketing.

The remaining principal amount of the First OID Note and all interest accrued thereon is payable on August 10, 2022, and is secured by a lien on substantially all of our assets. We have begun discussions with the holder of the First OID Note regarding the need to extend the due date. There is no assurance we will come to an accommodation with the holder of the First OID Note or refinance the First OID Note by issuing debt or equity to a third party on terms that will be favorable to us. If we are unable to come to an agreement with the holder or refinance the First OID Note with a third party, and the holder were to seek to exercise its rights under the Note, it could have a material adverse impact on the price of our common stock. As noted above in July 2022 we issued the Second OID Note in the principal amount of $440,000 to the holder of the First OID Note. As a result of this issuance, the conversion price of the First OID Note was reduced to $0.20 and in 2022, the holder of the First OID Note converted an aggregate of $50,000 of the First OID Note into shares of our common stock, reducing the outstanding balance and interest accrued on the First OID Note to $742,987 immediately following the conversion.

The principal amount of the Second OID Note and all interest accrued thereon is payable on July 19, 2023, and are secured by a lien on substantially all of the Company’s assets. The Note provides for interest at the rate of 5% per annum, payable at maturity, and is convertible into common stock at a price of $0.20 per share. In addition to customary anti-dilution adjustments upon the occurrence of certain corporate events, similar to the First OID Note, the Second OID Note provides, subject to certain limited exceptions, that if we issue any common stock or common stock equivalents, as defined in the Note, at a per share price lower than the conversion price then in effect, the conversion price will be reduced to the per share price at which such stock or common stock equivalents were sold. The remaining terms and conditions of the Second OID Note including the events of default are substantially identical to those of the First OID Note.

The 550,000 Warrants are initially exercisable for a period of three years at a price of $0.50 per share, subject to customary anti-dilution adjustments upon the occurrence of certain corporate events as set forth in the Warrant. The shares issuable upon conversion of the Note and exercise of the Warrants are to be registered under the Securities Act of 1933, as amended, for resale by the investor as provided in the Registration Rights Agreement. The Warrants may be exercised by means of a “cashless exercise” if at any time the shares issuable upon exercise of the Warrant are not covered by an effective registration statement.

The Registration Rights Agreement requires the Company to file with the Securities and Exchange Commission within 60 days following the closing of the issuance of the Note, a registration statement (the “Registration Statement”) with respect to all shares which may be acquired upon conversion of the Note and exercise of the Warrant (the “Registrable Securities”) and to cause the Registration Statement to be declared effective no later than 90 days after the date of the issuance of the Note.

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Plan of Operation and Funding

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We had an accumulated deficit of $2,988,584 at June 30, 2022, generated net losses of $469,689 and $770,176 for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively, and used cash of $98,110 and $354,738 in operations in these periods. Although we are generating revenue from the sale of our AllergiEnd® products and the licensing of QHSLab, we anticipate that we will continue to generate negative cash flow for the immediate future. These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time. Our continuation as a going concern is dependent upon our ability to obtain necessary equity or debt financing and ultimately from generating revenues and positive cash flow to continue operations. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We expect that working capital requirements will continue to be funded through a combination of our existing funds, further issuances of securities and borrowings, and that we will remain highly leveraged as we seek to expand our business. Our working capital requirements are expected to increase in line with the growth of our business, as we incur marketing expenses and the cost of building an inventory. Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund our operations over the next twelve months. In the past we have had to rely upon our principal shareholder to support our operations. More recently we have financed our operations through the proceeds from private placements of equity and debt instruments issued to third parties. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business and (ii) marketing expenses. We intend to finance these expenses by raising additional capital or, when available, borrowing additional funds. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders and could cause the price of our common stock to decrease. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

Our ability to obtain funds through the issuance of debt or equity is dependent upon the state of the financial markets at such time as we may seek to raise funds. The state of the capital market markets may be adversely impacted by various risks and uncertainties, including, but not limited to future and current impacts of global events such as COVID-19 and the war in the Ukraine, increases in inflation and other risks detailed in our 2021 Annual Report on Form 10K.

Off-Balance Sheet Arrangements

As of June 30, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Contractual Obligations and Commitments

As of June 30, 2022, we did not have any off balance sheet contractual obligations requiring disclosure under this caption.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements included elsewhere in this annual report.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Title
Troy Grogan	46	CEO, CFO and Chairman

Troy Grogan has been our Chairman and CEO since June 2016. Mr. Grogan has a background in health promotion, healthcare technology, and medical education – originally in Australia. He was previously appointed by the Minister of Health to one of Australia’s largest health systems in Sydney and served on numerous committees for over ten years. Mr. Grogan has also been involved in a US based medical device manufacturer, founded a workplace wellness company, and co-developed numerous University-affiliated Continuing Medical Education programs for physicians and healthcare providers. Mr. Grogan attended Newcastle University, majoring in biological sciences and the University of New England where he studied Corporate Governance.

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EXECUTIVE COMPENSATION.

Officer’s and Director’s Compensation

Mr. Grogan, our CEO and only executive officer, does not have an employment agreement and is not entitled to receive any compensation for services rendered prior to December 31, 2021. Mr. Grogan does not intend to receive any compensation for his services until our Company is generating positive cash flow. From time to time, the Company reimburses Mr. Grogan for out-of-pocket expenses incurred when acting on behalf of our Company.

Equity Awards

We did not grant Mr. Grogan any equity awards or stock options during the year ended December 31, 2021.

Outstanding Equity Awards at Fiscal Year-End

There were no equity awards outstanding as of the year ended December 31, 2021, nor were there any securities authorized for issuance under equity compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth information concerning beneficial ownership of our common stock as of September 26, 2022, by (i) any person or group with more than 5% of our common stock, (ii) our sole director, (iii) and our sole officer and director as a “group.”

Except as otherwise indicated, we believe, that each party named in the table below has sole investment and voting power with respect to his shares, subject to community property laws, where applicable. As of September 26, 2022, we had outstanding 9,065,508 shares of common stock, 1,080,092 shares of Series A Preferred Stock and 2,644,424 shares of Series A-2 Preferred Stock. Shares of Series A Preferred Stock are convertible into shares of our common stock at a conversion price of $0.05 per share, subject to certain anti-dilution adjustments. Shares of Series A-2 Preferred Stock are convertible into shares of our common stock at a conversion price of $0.16 per share, subject to certain anti-dilution adjustments. In addition, shares of common stock issuable upon exercise of options, warrants and other convertible securities anticipated to be exercisable or convertible at or within sixty days of September 26, 2022, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person. The address of Mr. Grogan is c/o of our company at 901 Northpoint Parkway, Suite 302, West Palm Beach, Florida 33407.

Name of Shareholder	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Directors and Executive Officers:
Troy Grogan[1]	11,397,209	(1)	52.98%
All directors and executive officers as a group (1 person)	11,397,209	(1)	52.98%
Owners of more than 5% of our outstanding shares: Mercer Street Global Opportunity Fund, LLC	7,659,694	(2)	46.18%

(1)	Includes 3,352,145 shares of common stock, 5,400,460 shares of common stock that may be acquired upon conversion of shares of Series A Preferred Stock and 2,644,424 shares of common stock that may be acquired upon conversion of Series A-2 Convertible Preferred Shares.
(2)	Jonathan Juchno is the managing partner of Mercer Street Global Opportunity Fund, LLC, and its principal business address is 1111 Brickell Ave, Ste 2920, Miami, FL 33131. Includes 2,310,000 shares of common stock issuable upon conversion of the 2022 Note, including interest, at a conversion price of $0.20 per share, 3,371,500 shares issuable upon conversion of the 2021 Note, together with an additional 138,194 shares previously issued upn conversion of the 2021 Note; 550,000 shares issuable upon exercise of the 2022 Warrants and 930,000 shares of common stock issuable upon exercise of the 2021 Warrants, without giving effect to the blocker described in the next sentence. The Notes and Warrants held by Mercer are subject to beneficial ownership limitations such that the Notes and Warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is initially 9.99% and in the case of the Notes may be increased, upon 61 days’ notice to the Company, or in the case of the Notes and Warrants, decreased immediately upon written notice to the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On December 30, 2021, we consummated a transaction with Troy Grogan, whereby we issued 2,644,424 shares of our Series A-2 Convertible Preferred Shares, having a stated value of $0.16 per share, to Mr. Grogan in exchange for the cancellation of the entire principal amount of and interest accrued thereon of our $73,500 convertible promissory note issued October 2009, bearing interest at 12% per annum and convertible at a price of $0.10 per share, our $124,562 convertible promissory note issued September 2019, bearing interest at 1% per annum and convertible at a price of $0.25 per share, and our $88,016 convertible promissory note issued in September 2020, bearing interest at 6% per annum and convertible at a price of $1.00 per share.

Our principal executive offices are located at 901 Northpoint Parkway Suite 302, West Palm Beach, FL 33407. We are provided our office space at no cost by an entity controlled by Troy Grogan.

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SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Selling Stockholders identified in the table below or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 7,603,293 shares of our common stock all of which are issuable upon exercise or conversion of warrants and convertible notes held by the Selling Stockholders. For information regarding the issuance of the convertible notes and warrants pursuant to which the shares of stock offered hereby may be issued, see the subsection of this prospectus entitled “Capital Stock – Convertible Notes and Warrants” below. We are registering the shares offered hereby to permit the Selling Stockholders to offer the shares for resale from time-to-time. Except as described in the subsection entitled “Prospectus Summary - Recent Developments” above, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholders and the shares of our common stock that they may sell or otherwise dispose of from time to time under this prospectus. Percentages of beneficial ownership are based upon 9,065,508 shares of common stock issued and outstanding as of the date of effectiveness of the registration statement of which this this prospectus is a part. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and including any securities that grants a Selling Stockholder the right to acquire our common stock within 60 days of the date of this prospectus. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

The first column lists the shares of common stock beneficially owned by each Selling Stockholder prior to this offering, without regard to any limitations on conversions or exercise. The second column lists the number of shares being offered by the Selling Stockholders in this offering, without regard to any limitations on conversions or exercise. Under the terms of the Convertible Notes Warrants issued to Mercer, it may not convert any portion of a Note or exercise any portion of the Warrants to the extent (but only to the extent) it or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 9.99%. The number of shares in the first and second columns do not reflect these limitations. See “Plan of Distribution.”

We do not know when or in what amounts the Selling Stockholders may sell or otherwise dispose of the shares covered hereby. We currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares by them other than the Registration Rights Agreement with Mercer and the Placement Agent Agreement with the Placement Agent described below. The Selling Stockholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus.

Name of Selling Stockholder	Common Stock Number		Owned Prior to the Offering Percent	Shares Registered for Sale Pursuant to this Prospectus		Common Stock Owned Number		After the Offering Percent
Mercer Street Global Opportunity Fund, LLC	7,659,694	(1)	46.18	7,659,694	(1)	-0-	(4)	-0-
Juan Escobar	278,417	(2)	*	69,604	(2)	-0-	(4)	-0-
Carlos Santos	48,755	(3)	*	12,189	(3)	-0-	(4)	-0-

* Less than 1%

(1) Jonathan Juchno is the managing partner of Mercer Street Global Opportunity Fund, LLC (“Mercer”), and its principal business address is 1111 Brickell Ave, Ste 2920, Miami, FL 33131. The shares beneficially owned by Mercer include 2,310,000 shares of common stock issuable upon conversion of the 2022 Note, including interest, at a conversion price of $0.20 per share, 3,371,500 shares issuable upon conversion of the 2021 Note, together with an additional 138,194 shares previously issued upon conversion of the 2021 Note; 550,000 shares issuable upon exercise of the 2022 Warrants and 930,000 shares of common stock issuable upon exercise of the 2021 Warrants, without giving effect to the blocker described in the next sentence. The Notes and Warrants held by Mercer are subject to beneficial ownership limitations such that the Note and Warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is initially 9.99% and in the case of the Note may be increased, upon 61 days’ notice to the Company, or in the case of the Note and Warrants, decreased immediately upon written notice to the Company.

(2) Includes 69,704 shares issuable upon exercise of warrants.

(3) Includes 12,189 shares issuable upon exercise of warrants.

(4) Assumes the conversion and exercise in full of the 2021 and 2022 Notes, the 2021 and 2022 Warrants and the Individual Warrants and the dale of all of the shares of common stock issued upon such exercise and conversion.

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PLAN OF DISTRIBUTION

Each Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on the OTC Markets or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121 or NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify Mercer against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We have been advised that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue an aggregate number of 910,000,000 shares of capital stock, $0.0001 par value per share, consisting of 10,000,000 shares of preferred stock and 900,000,000 shares of common stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value per share of which 1,080,092 shares have been designated as Series A Preferred Stock, par value $0.0001 (“Series A Preferred Stock”) and of which 2,644,424 shares have been designated as Series A-2 Preferred Stock (“Series A-2 Preferred Stock”). and 900,000,000 shares of common stock, $.0001 par value per share. Our common stock is traded in the OTCQB Venture Market.

Our Certificate of Incorporation gives our Board of Directors authority to issue shares of “blank check” preferred stock from time to time in one or more series, each having the voting powers, if any, designations, powers, preferences, and the relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions as determined by our Board of Directors.

Series A Preferred Stock

Holders of our Series A Preferred Stock are entitled to dividends when and if declared by our Board of Directors.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of Series A Preferred Stock are entitled to be paid, after payment of or provision for our debts and other liabilities, a liquidation preference of $0.25 per share, plus an amount equal to accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, before any payment is made to holders of common stock and any other class or series of capital stock ranking junior to the Series A Preferred Stock as to liquidation rights.

Holders of Series A Preferred Stock may elect at any time to convert their shares of Series A Preferred Stock into shares of common stock at an initial conversion price of $0.05 per share of common stock. The conversion price is subject to certain anti-dilution and other adjustments.

Holders of Series A Preferred Stock vote on an as-converted basis, together with holders of common stock, as a single class, on the election of directors and all other matters presented to stockholders, except for matters as to which under applicable law and the certificate of designation a class vote of the holders of the Series A Preferred Stock is required.

Series A-2 Preferred Stock

The following summary of the powers, preferences, rights, qualifications and limitations of the Series A-2 Preferred Stock.

Liquidation Preference: The Series A-2 Preferred Shares shall rank prior to the Company’s common shares and pari passu with the Company’s outstanding Series A Preferred Shares as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. So long as any Series A-2 Preferred Shares are outstanding, the Company shall not authorize or issue any securities ranking prior to the Series A-2 Preferred Shares or pari passu with the Series A-2 Preferred Shares as to distributions of assets upon liquidation, dissolution or winding up of the Company without first obtaining the consent or approval of the holders of a majority of the outstanding Series A-2 Preferred Shares.

Dividends: Dividends on the Series A-2 Preferred Shares are payable annually in arrears commencing on January 1, 2023, on a cumulative basis at an annual rate of 7% of the Stated Value per share. The Company may pay dividends in cash or, at the election of the Company by delivery of shares of common shares of the Company. If the Company elects to pay dividends in common shares, the number of shares to be delivered shall be equal to the amount of the dividend payable divided by the fair market value, as determined in accordance with the Certificate of Designation, of the common stock for the five trading days ending as of the record date for the determination of holders entitled to receive such shares.

The right of the holders of the Series A-2 Preferred Shares to receive their dividends shall be prior to and in preference to any declaration or payment of any dividend on the common stock and pari passu with any dividends which may be payable on the Company’s Series A Preferred Shares then outstanding.

So long as any Series A-2 Preferred Shares are outstanding, the Company shall not authorize or issue any securities ranking prior to the Series A-2 Preferred Shares or pari passu with the Series A-2 Preferred Shares as to the declaration or payment of dividends without first obtaining the consent or approval of the holders of a majority of the outstanding Series A-2 Preferred Shares.

35

Common Stock

We are authorized to issue 900,000,000 shares of common stock, $0.0001 par value per share. As of the date of this prospectus, we had 9,065,508 shares of common stock issued and outstanding.

Each share of common stock has one (1) vote per share for all purposes. Our common stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Convertible Notes and Warrants

The 2022 Note and 2022 Warrants were issued pursuant to a Securities Purchase Agreement with Mercer dated July 26, 2022.

The principal amount of the 2022 Note and all interest accrued thereon is payable on July 21, 2023, and are secured by a lien on substantially all of the Company’s assets. The Note provides for interest at the rate of 5% per annum, payable at maturity, and is convertible into common stock at a price of $0.20 per share.

The 2022 Warrants are initially exercisable for 550,000 shares a period of three years at a price of $0.50 per share, subject to customary anti-dilution adjustments upon the occurrence of certain corporate events as set forth in the 2022 Warrant. In addition, the 2022 Warrant provides, subject to certain limited exceptions, that if we issue any common stock, common stock equivalents or convertible securities, as defined in the 2022Warrant, at per share price lower than the exercise price then in effect, or with an exercise price or conversion price lower than the exercise price then in effect or decrease the exercise or conversion price of any outstanding common stock equivalent to a price below the then exercise price of the 2022 Warrant, the exercise price of the 2022 Warrant will be reduced to the per share price at which such stock or common stock equivalents were sold or to which the price was reduced. The shares issuable upon conversion of the Note and exercise of the 2022 Warrants are to be registered under the Securities Act of 1933, as amended, for resale by the investor as provided in the Registration Rights Agreement. The 2022 Warrants may be exercised by means of a “cashless exercise” if at any time the shares issuable upon exercise of the 2022 Warrant are not covered by an effective registration statement.

The principal amount of the 2021 Note and all interest accrued thereon was payable on August 10, 2022, and are secured by a lien on substantially all of the Company’s assets. The Note provides for interest at the rate of 5% per annum, payable at maturity, and as a result of the issuance of the 2022 Note, is convertible into common stock at a price of $0.20 per share. The Company and the holder have orally agreed to extend the maturity of the 2021 Note to a date which has yet to be determined.

The 2021 Warrants are initially exercisable for 930,000 shares a period of three years from the date of issuance at a price of $1.25 per share, subject to customary anti-dilution adjustments upon the occurrence of certain corporate events as set forth in the 2022 Warrant.

In addition to customary anti-dilution adjustments upon the occurrence of certain corporate events, the 2021 Note and the 2022 Note provide, subject to certain limited exceptions, that if we issue any common stock, common stock equivalents or convertible securities, as defined in the Note, at per share price lower than the conversion price then in effect, or with an exercise price or conversion price lower than the conversion price then in effect or decrease the exercise or conversion price of any outstanding common stock equivalent to a price below the then conversion price of the Note, the conversion price of the Note will be reduced to the per share price at which such stock or common stock equivalents were sold or to which the price was reduced.

The 2022 Note and the 2021 Note provide for various events of default similar to those provided for in similar transactions, including the failure to timely pay amounts due thereunder. The Note provides further that the Company will be liable to the holder for various amounts, including the cost of a buy-in, if the Company shall default in its obligation to register the shares issuable upon conversion of the Note for sale by the holder under the Securities Act or otherwise fails to facilitate holder’s sale of the shares issuable upon conversion of the Note as required by the terms of the Note.

36

Registration Rights

In connection with the sale of the 2021 Note and Warrants and the 2022 Note and Warrants, we entered into Registration Rights Agreements with Mercer which require that we file with the Securities and Exchange Commission within 60 days following the closing of the issuance of each Note, a registration statement (the “Registration Statement”) with respect to all shares which may be acquired upon conversion of such Note and exercise of the related Warrants (the “Registrable Securities”) and to cause the Registration Statement to be declared effective no later than 100 days after the date of the issuance of the respective Note, provided, that if the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall cause the Registration Statement to be declared effective on the fifth trading day following the date on which the Company is so notified. The Company is to cause the Registration Statement to remain continuously effective until all Registrable Securities covered by such Registration Statement have been sold or may be sold pursuant to Rule 144 without the volume or other limitations of such rule or are otherwise not required to be registered in reliance upon the exemption in Section 4(a)(1) or 4(a)(7) under the Securities Act. In connection with the sale of the 2021 Note and Warrants we filed and caused to be declared a registration statement for the sale of the shares issuable upon conversion of the 2021 Note and exercise of the 2021 Warrants.

We filed this registration statement pursuant to the Registration Rights Agreement with Mercer and will pay all reasonable expenses incurred in connection with this registration statement. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of the Selling Stockholder.

Anti-Takeover Effects of Certain Provisions of Our Bylaws

Summarized in the following paragraphs are provisions included in our Certificate of Incorporation, as amended, and our bylaws that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our Board to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If the Board were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Certificate of Incorporation, as amended, grants our Board broad power to establish the rights and preferences of authorized and unissued shares of additional series of preferred stock. The creation and issuance of one or more additional series of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Cumulative Voting. Our Certificate of Incorporation, as amended, does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the voting stock to elect some directors.

Vacancies. Section 223 of the Delaware General Corporation Law and our bylaws provide that all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may be called by our Board or the Chairman of our Board, our Chief Executive Officer, our President or any vice president and must be called by our Secretary at the request in writing of holders of not less than 10% of our outstanding capital stock entitled to vote at the meeting. Given that the holders of our Series A Preferred Stock vote together with the holders of our common stock at all meetings, the requirement that the holders of 10% of our outstanding capital stock entitled to vote at the meeting is required to call a special meeting means that small stockholders will not have the power to call a special meeting to, for example, elect new directors.

Bylaws. Our certificate of incorporation, as amended, and bylaws authorizes the board of directors to adopt, repeal, alter or amend our certificate of incorporation and bylaws without shareholder approval.

37

Indemnification of Directors and Officers

Article VI of our Articles of Incorporation, as amended, provide as follows:

Unless otherwise provided by law, a director or officer is not individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act of failure to act in his individual capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the NRS as so amended from time to time. Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VI, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

Article VII of our Articles of Incorporation, as amended, provide as follows:

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director or officer of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. The right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer of the corporation or who is serving at the request of the corporation as an officer, director or representative of any other entity or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Any repeal or modification of the above provisions of this Article VII, approved by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the corporation existing as of the time of such repeal or modification. In the event of any conflict between the above indemnification provisions, and any other Article of the Articles, the terms and provisions of this Article VII shall control.

Transfer Agent and Registrar

The transfer agent of our Common stock is Transfer Online, Inc., 512 SE Salmon Street Portland, OR 97214 503-227-2950

38

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our common stock including the shares being registered for sale pursuant to this registration statement and upon exercise of rights under such preferred stock, convertible notes, options and warrants as may be outstanding from time to time could materially adversely affect the market price of our common stock.

Sale of Restricted Shares

The 7,741,487 shares of common stock being offered by this Prospectus, other than any of such shares which are acquired by our “affiliates,” as defined in Rule 144, will be freely tradable without restriction or registration under the Securities Act. As of the date of this prospectus, there were 9,065,508 shares of common stock outstanding. In addition, as of such date there were outstanding shares of preferred stock, convertibles notes, options and warrants, exclusive of the Warrants held by the Selling Stockholders, which upon conversion or exercise would result in the issuance of additional shares of our common stock. All of our outstanding shares of common stock, with the exception of the shares registered for sale pursuant to this Prospectus are either freely tradeable or eligible for sale pursuant to Rule 144.

Rule 144

In general, under Rule 144, as currently in effect, a person who is not and has not been our affiliate at any time during the preceding three months, and who has beneficially owned his shares for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who is our affiliate or who was our affiliate at any time during the preceding three months (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which a notice of such sale was filed under Rule 144. Sales under Rule 144 by our affiliates are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105.

EXPERTS

The audited financial statements for the year ended December 31, 2021 included in this Prospectus and the Registration Statement have been audited by Accell Audit & Compliance, P. A., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The audited financial statements for the year ended December 31, 2020 included in this Prospectus and the Registration Statement have been audited by Cherry, Bekaert & Holland, L.L.P., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions of our certificate of incorporation, Bylaws or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the Common Stock offered by Selling Shareholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 1 00 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement ma y be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SE C-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

39

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Financial Statements:

Audited Financial Statements:

F-1

QHSLab, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$97,172	$286,855
Accounts receivable, net	112,008	70,474
Inventory	54,157	65,740
Prepaid expenses and other current assets	29,182	22,713
Total current assets	292,519	445,782
Non-current assets:
Capitalized software development costs, net	204,775	186,271
Intangible assets, net	1,540,388	1,576,444
Total assets	$2,037,682	$2,208,497
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$113,500	$20,370
Other current liabilities	100,805	58,615
Loans payable, current portion	327,099	253,865
Convertible notes payable, current portion	811,879	542,104
Total current liabilities	1,353,283	874,954
Non-current liabilities:
Accrued interest expenses	-	6,521
Loans payable, non-current portion	275,268	402,956
Convertible notes payable, non-current portion	-	100,000
Total non-current liabilities	275,268	509,477
Total liabilities	1,628,551	1,384,431

Commitment and contingencies (Note 13)

Stockholders’ Equity:

Preferred stock, 10,000,000 shares authorized
Preferred stock Series A, $0.0001 par value; 1,080,092 shares issued and outstanding	108	108
Preferred stock Series A-2, $0.0001 par value; 2,644,424 shares issued and outstanding	264	264

Common stock, 900,000,000 shares authorized, $0.0001 par value; 8,815,508 and 8,756,093 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	882	876
Unearned stock compensation	-	(6,968)
Additional paid-in capital	3,396,461	3,348,681
Accumulated deficit	(2,988,584)	(2,518,895)
Total stockholders’ equity	409,131	824,066
Total liabilities and stockholders’ equity	$2,037,682	$2,208,497

See accompanying notes to the unaudited condensed consolidated financial statements.

F-2

QHSLab, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$350,816	$455,622	$706,146	$759,957

Cost of revenue	180,608	248,502	347,249	419,258

Gross profit	170,208	207,120	358,897	340,699

Operating Expenses:
Sales and marketing	119,772	161,619	233,067	273,308
General and administrative	124,093	134,964	213,608	205,090
Research and development	58,615	15,271	87,593	43,292
Amortization	18,028	-	36,056	-
Total Operating Expenses	320,508	311,854	570,324	521,690

Net operating loss	(150,300)	(104,734)	(211,427)	(180,991)

Interest expense	129,085	7,593	256,242	18,022
Loss on extinguishment of debt	-	-	2,020	-
Net loss	$(279,385)	$(112,327)	$(469,689)	$(199,013)

Basic and diluted net loss per share	$(0.03)	$(0.02)	$(0.05)	$(0.03)

Weighted average shares outstanding: (Basic and diluted)	8,797,782	7,206,586	8,815,508	6,966,046

See accompanying notes to the unaudited condensed consolidated financial statements.

F-3

QHSLab, Inc.

Condensed Consolidated Statements of Stockholders’ Equity

(Unaudited)

	Preferred Stock- Series A		Preferred Stock - Series A-2		Common Stock		Unearned Stock	Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares		Shares		Shares	Amount	Compensation	Capital	Deficit	(Deficit)
Balance at January 1, 2022	1,080,092	$108	2,644,424	$264	8,756,093	$876	$(6,968)	$3,348,681	$(2,518,895)	$824,066
Shares issued for services	-	-	-	-	-	-	3,484	-	-	3,484
Conversion of notes payable	-	-	-	-	59,415	6	-	27,919	-	27,925
Warrants issued with conversion of notes payable	-	-	-	-	-	-	-	2,020	-	2,020
Stock-based compensation expense	-	-	-	-	-	-	-	8,920	-	8,920
Net loss	-	-	-	-	-	-	-	-	(190,304)	(190,304)
Balance at March 31, 2022	1,080,092	$108	2,644,424	$264	8,815,508	$882	$(3,484)	$3,387,540	$(2,709,199)	$676,111
Shares issued for services	-	-	-	-	-	-	3,484	-	-	3,484
Stock-based compensation expense	-	-	-	-	-	-	-	8,921	-	8,921
Net loss	-	-	-	-	-	-	-	-	(279,385)	(279,385)
Balance at June 30, 2022	1,080,092	$108	2,644,424	$264	8,815,508	$882	$-	$3,396,461	$(2,988,584)	$409,131

Balance at January 1, 2021	1,080,092	$108	-	$-	6,562,735	$656	$(124,479)	$1,264,108	$(1,748,719)	$(608,326)
Shares issued for services	-	-	-	-	150,000	15	(89,419)	89,985	-	581
Conversion of notes payable	-	-	-	-	496,718	50	-	194,161	-	194,211
Cancellation of shares	-	-	-	-	(100,000)	(10)	-	10	-	-
Amortization of unearned compensation	-	-	-	-	-	-	67,812	-	-	67,812
Stock-based compensation expense	-	-	-	-	-	-	-	8,920	-	8,920
Net loss	-	-	-	-	-	-	-	-	(86,686)	(86,686)
Balance at March 31, 2021	1,080,092	$108	-	$-	7,109,453	$711	$(146,086)	$1,557,184	$(1,835,405)	$(423,488)
Shares issued for services, net of cancellation	-	-	-	-	(70,000)	(7)	62,750	(41,893)	-	20,850
Conversion of notes payable	-	-	-	-	263,572	26	-	132,049	-	132,075
Amortization of unearned compensation	-	-	-	-	-	-	36,594	-	-	36,594
Stock-based compensation expense	-	-	-	-	-	-	-	8,921	-	8,921
Shares issued for asset purchase	-	-	-	-	1,250,000	125	-	862,375	-	862,500
Share purchase	-	-	-	-	50,000	5	-	29,995	-	30,000
Net loss	-	-	-	-	-	-	-	-	(112,327)	(112,327)
Balance at June 30, 2021	1,080,092	$108	-	$-	8,603,025	$860	$(46,742)	$2,548,631	$(1,947,732)	$555,125

See accompanying notes to the unaudited condensed consolidated financial statements.

F-4

QHSLab, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2022	June 30, 2021

Operating activities
Net loss	$(469,689)	$(199,013)
Adjustments to reconcile net loss to net cash from operating activities:
Allowance for doubtful accounts	11,222	-
Amortization	54,671	-
Amortization of debt and warrant issuance costs	194,775	-
Stock-based compensation	17,841	17,841
Shares issued for services	6,968	125,837
Loss on extinguishment of debt	2,020	-
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(52,756)	1,923
Decrease in inventory	11,583	34,210
Increase in prepaid expenses and other current assets	(6,469)	(3,543)
Increase/(decrease) in accounts payable	93,130	(100,190)
Increase in other current liabilities	15,299	5,646
Increase in accrued interest	23,295	17,885
Cash flows from operating activities	(98,110)	(99,404)

Investing activities:
Capitalized software	(37,119)	(64,991)
Cash flows from investing activities	(37,119)	(64,991)

Financing activities:
Proceeds from sales of common stock	-	30,000
Issuance of convertible notes payable	-	100,000
Proceeds of loan borrowings	128,500	86,000
Repayments of loan borrowings	(182,954)	-
Cash flows from financing activities	(54,454)	216,000

Change in cash	(189,683)	51,605
Cash and cash equivalents – beginning of year	286,855	94,342
Cash and cash equivalents - end of period	$97,172	$145,947

Supplemental disclosures of cash flow activity:
Cash paid for interest	$38,172	$21
Cash paid for taxes	$-	$-
Supplemental noncash investing and financing activity:
Debt and accrued interest converted to shares of common stock	$27,925	$326,286
Debt and common stock issued for intangible assets (Note 5)	$-	$1,612,500

See accompanying notes to the unaudited condensed consolidated financial statements.

F-5

QHSLab, Inc.

Notes to the Condensed Consolidated Financial Statements

Note 1. The Company

QHSLab, Inc. (f/k/a USA Equities Corp.) (the “Company”, or the “Registrant”) was incorporated in Delaware on September 1, 1983. In 2015, the Company changed its name to USA Equities Corp. On September 23, 2021, the Company changed its state of incorporation from Delaware to Nevada as a result of a merger with and into its newly formed wholly-owned subsidiary, USA Equities Corp., a Nevada corporation (“USA Equities Nevada”), the surviving entity pursuant to an Agreement and Plan of Merger. The reincorporation was approved by the stockholders of the Company and USA Equities Nevada is deemed to be the successor to USA Equities Corp, the Delaware corporation. On April 19, 2022, the Company changed its name to QHSLab, Inc.

The Company is a medical device technology and software-as-a-service (“SaaS”) company focused on enabling primary care physicians (“PCP’s”) to increase their revenues by providing them with relevant, value-based tools to evaluate and treat chronic disease as well as provide preventive care through reimbursable procedures.

Note 2. Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since inception, has negative operational cash flows and began recognizing revenues in the fourth quarter of fiscal 2020. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company’s business is dependent upon its ability to achieve profitability and positive cash flows and, pending such achievement, future issuances of equity or other financings to fund ongoing operations. However, access to such funding may not be available on commercially reasonable terms, if at all. These condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3. Basis of Presentation

The condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of only normal recurring accruals, necessary for a fair statement of financial position, results of operations, and cash flows. The information included in this Quarterly Report on Form 10-Q should be read in conjunction with the consolidated financial statements and the accompanying notes included in our Annual Report on Form 10- K for the year ended December 31, 2021.

The accounting policies are described in the “Notes to the Consolidated Financial Statements” in the 2021 Annual Report on Form 10-K and updated, as necessary, in this Form 10-Q. The year-end balance sheet data presented for comparative purposes was derived from audited consolidated financial statements but does not include all disclosures required by accounting principles generally accepted in the United States. The results of operations for the three and six months ended June 30, 2022 are not necessarily indicative of the operating results for the full year or for any other subsequent interim period.

Reclassifications

Certain reclassifications were made to the prior condensed consolidated financial statements to conform to the current period presentation. There was no change to the previously reported net loss.

Risks Related to COVID-19 Pandemic

The COVID-19 pandemic is affecting the United States and global economies and may affect the Company’s operations and those of third parties on which the Company relies. While the potential economic impact brought by, and the duration of, the COVID-19 pandemic are difficult to assess or predict, the impact of the COVID-19 pandemic could negatively impact the Company’s short-term and long-term liquidity. The ultimate impact of the COVID-19 pandemic is highly uncertain and the Company does not yet know the full extent of potential impacts on its business, finances or the global economy as a whole. However, these effects could have a material impact on the Company’s liquidity, capital resources and operations.

Accounting Policies

Use of Estimates: The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

F-6

Principles of Consolidation: The condensed consolidated financial statements include the accounts of QHSLab, Inc. and its wholly owned subsidiaries USAQ Corporation, Inc., and Medical Practice Income, Inc. All significant inter-company balances and transactions have been eliminated.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Accounts Receivable: The Company extends unsecured credit to its customers on a regular basis. Management monitors the payments on outstanding balances and adjusts the reserve for uncollectible balances as necessary based on experience.

Inventories: Inventories are stated at the lower of cost or estimated net realizable value, on a first-in, first-out, or FIFO, basis. The Company uses actual costs to determine its cost basis for inventories. Inventories consist of only finished goods.

Capitalized Software Development Costs: Software development costs for internal-use software are accounted for in accordance with Accounting Standards Codification (“ASC”) 350-40, Internal-Use Software. Development costs that are incurred during the application development stage begin to be capitalized when two criteria are met: (i) the preliminary project stage is completed and (ii) it is probable that the software will be completed and used for its intended function. Capitalization ceases once the software is substantially complete and ready for its intended use. Costs incurred during the preliminary project stage of software development and post-implementation operating stages are expensed as incurred. Amortization is calculated on a straight-line basis over three years which is the remaining economic life of the software and is included in the Cost of revenue on the condensed consolidated statements of operations.

The estimated useful lives of software are reviewed at least annually and will be tested for impairment whenever events or changes in circumstances occur that could impact the recoverability of the assets.

Capitalized software development costs for internal-use software net of amortization expense totaled $204,775 as of June 30, 2022 and $186,271 as of December 31, 2021. The Company completed testing of its internally-developed software application (“QHSLab platform”) at the end of the first quarter of 2022 and began to amortize the capitalized expenses on a straight-line basis over the useful life of the software. During the six-month periods ended June 30, 2022 and 2021 there was $18,615 and $0 of amortization recognized, respectively. There were no impairments recognized during the three and six-month periods ended June 30, 2022.

Intangible Assets: Intangible assets represent the value the Company paid to acquire assets including a trademark, patent and web domain on June 23, 2021. The allocation of the purchase price to each of these assets was determined based on ASC 805-50-30, Business Combination, Related Issues, Initial Measurement. These assets are accounted for in accordance with ASC 350-30, Intangibles, General Intangibles Other Than Goodwill. The cost of the assets is amortized over the remaining useful life of the assets as follows:

U.S. Method Patent	13.4 years

Web Domain	Indefinite life

Trademark	Indefinite life

The estimated useful lives and carrying value of the assets are reviewed at least annually or whenever events or circumstances may result in an impact to the value of the assets.

F-7

Convertible Notes Payable: The Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under ASC 815, Derivatives and Hedging, in accordance with the provisions of ASC 470-20, Debt with Conversion and Other Options, which provides guidance on accounting for convertible securities with beneficial conversion features. ASC 470-20 addresses classification determination for specific obligations, such as short-term obligations expected to be refinanced on a long-term basis, due-on-demand loan arrangements, callable debt, sales of future revenue, increasing rate debt, debt that includes covenants, revolving credit agreements subject to lock-box arrangements and subjective acceleration clauses. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Revenue Recognition: Pursuant to ASC Topic 606, Revenue from Contracts with Customers, or ASC 606, the Company recognizes revenue upon transfer of control of goods, in an amount that reflects the consideration that is expected to be received in exchange for those goods. The Company does not allow for the return of products and therefore does not establish an allowance for returns.

To determine the revenue to be recognized for transactions that the Company determines are within the scope of ASC 606, the Company follows the established five-step framework as follows:

(i)	identify the contract(s) with a customer;
(ii)	identify the performance obligations in the contract(s);
(iii)	determine the transaction price;
(iv)	allocate the transaction price to the performance obligations in the contract(s); and
(v)	recognize revenue when (or as) the Company satisfies a performance obligation.

The Company sells allergy diagnostic-related products and immunotherapy treatments to physicians. Revenue is recognized once the Company satisfies its performance obligation which occurs at the point in time when title and possession of products have transitioned to the customer, typically upon delivery of the products. During the quarter ended June 30, 2022, the Company began entering into SaaS subscription agreements to provide physicians with access to the Company’s proprietary internally-developed QHSLab platform software that provides clinical decision support and patient monitoring. Subscriptions are generally invoiced at the beginning of each subscription period and revenue is recognized ratably over the subscription period with unearned revenue being recorded as Deferred revenue within Other current liabilities on the Company’s condensed consolidated balance sheets.

The Company includes shipping and handling fees billed to customers in revenue.

There are several practical expedients and exemptions allowed under ASC 606 that impact timing of revenue recognition and disclosures. The Company elected to treat similar contracts as a portfolio of contracts, as allowed under ASC 606. The contracts that fall within the portfolio have the same terms and management has the expectation that the result will not be materially different from the consideration of each individual contract.

Research and Development: Research and development expense is primarily related to developing and improving methods related to the Company’s SaaS platform. Research and development expenses are expensed when incurred. For the six months ended June 30, 2022 and 2021, there were $87,593 and $43,292 of research and development expenses incurred, respectively.

F-8

Stock-based Compensation: The Company applies the fair value method of ASC 718, Share Based Payment, in accounting for its stock-based compensation. The standard states that compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. The Company values stock-based compensation at the market price for the Company’s common stock and other pertinent factors at the grant date.

Earnings Per Common Share: Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed using the weighted average number of common and dilutive equivalent shares outstanding during the period. Dilutive common equivalent shares consist of options and warrants to purchase common stock (only if those options and warrants are exercisable and at prices below the average share price for the period) and shares issuable upon the conversion of issued and outstanding preferred stock. Due to the net losses reported, dilutive common equivalent shares were excluded from the computation of diluted loss per share, as inclusion would be anti-dilutive for the periods presented. There were no common equivalent shares required to be added to the basic weighted average shares outstanding to arrive at diluted weighted average shares outstanding as of June 30, 2022 or 2021.

Income Taxes: The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

The Company has net operating losses of $2,988,584 which begin to expire in 2027. Future utilization of currently generated federal and state NOL and tax credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations. The annual limitation may result in the expiration of NOL and tax credit carry-forwards before full utilization.

Recently Issued Accounting Standards

In August 2020, the Financial Accounts Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40), or ASU 2020-06. The updated guidance is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. Consequently, more convertible debt instruments will be reported as single liability instruments with no separate accounting for embedded conversion features. The ASU 2020-06 also removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exception. In addition, ASU 2020-06 also simplifies the diluted net income per share calculation in certain areas. The Company adopted the provisions of ASU 2020-06 using a modified retrospective approach, which resulted in no cumulative effect adjustment to stockholders’ deficit as of January 1, 2021.

This Quarterly Report on Form 10-Q does not discuss recent pronouncements that are not anticipated to have a current and/or future impact on or are unrelated to the Company’s financial condition, results of operations, cash flows or disclosures.

F-9

Note 4. Accounts Receivable

Accounts receivable is recorded in the condensed consolidated balance sheets when customers are invoiced for revenue to be collected and there is an unconditional right to receive payment. Timing of revenue recognition may differ from the timing of invoicing customers resulting in deferred revenue until the Company satisfies its performance obligation.

Accounts receivable is presented net of an allowance for potentially uncollectible accounts. During the quarter ended June 30, 2022, the Company established an allowance for potentially uncollectible accounts that represents future expected credit losses over the life of the receivables based on past experience, current information and forward-looking economic considerations. The beginning and ending balances of accounts receivable, net of allowance, are as follows:

	June 30, 2022	December 31, 2021
Accounts receivable	$123,230	$70,474
Allowance for doubtful accounts	(11,222)	-
Accounts receivable, net	$112,008	$70,474

Note 5. Capitalized Software and Intangible Assets

Non-current assets consist of the following at June 30, 2022 and December 31, 2021:

	Estimated Useful Life (in years)	June 30, 2022	December 31, 2021
Capitalized Software	3.0	$223,390	$186,271
Accumulated amortization		(18,615)	-
Capitalized Software, net		$204,775	$186,271
Intangible Assets:
U.S. Method Patent	13.4	$967,500	$967,500
Web Domain	N/A	161,250	161,250
Trademark	N/A	483,750	483,750
Total Intangible Assets		$1,612,500	$1,612,500
Accumulated amortization		(72,112)	(36,056)
Intangible assets, net		$1,540,388	$1,576,444

Capitalized software represents the development costs for the Company’s internal-use QHSLab platform software. The Company completed testing of its QHSLab platform software application at the end of the first quarter of 2022 and began to amortize the capitalized expenses on a straight-line basis over the useful life of the software. During the periods ended June 30, 2022 and December 31, 2021 there was $18,615 and $0 of amortization recognized, respectively. Amortization related to the QHSLab platform is recorded within Cost of revenue on the Company’s condensed consolidated statements of operations. There were no impairments recognized during the periods ended June 30, 2022 and December 31, 2021.

The intangible assets represent the value the Company paid to acquire the trademark “AllergiEnd”, the web domain “AllergiEnd.com” along with the U.S. Method Patent registration relating to the allergy testing kit and related materials the Company distributes to physician clients. The Company acquired the intangible assets from MedScience Research Group as of June 23, 2021 for total consideration of $1,612,500 which was financed through a combination of restricted stock and a promissory note. The allocation of the purchase price to each of these assets was determined based on ASC 805-50-30, Business Combination, Related Issues, Initial Measurement. The assets are being amortized over their useful lives beginning July 1, 2021. The Trademark and Web Domain are determined to have an indefinite life and will be tested annually for impairment in accordance with ASC 350-30-35, Intangibles, General Intangibles Other Than Goodwill. There was $36,056 of amortization expense during the six months quarter ended June 30, 2022 and no amortization expense during the six months ended June 30, 2021.

Note 6. Loans Payable

On June 23, 2021, the Company entered into a purchase agreement to acquire certain assets from MedScience Research Group, Inc (“MedScience”) (See Note 5 for additional information). As part of that purchase agreement, the Company issued a Promissory Note with a principal sum of $750,000. The principal, along with associated interest, are being paid in 36 equal monthly installments that began in July 2021. The principal balance of the loan is divided between current and long-term liabilities on the Company’s condensed consolidated balance sheets. The combined principal due along with accrued interest as of June 30, 2022 is $527,794 and as of December 31, 2021 was $644,158.

On March 2, 2022, the Company entered into a fixed-fee short-term loan with its merchant bank and received $128,500 in loan proceeds. The loan payable, which is split between current and long-term liabilities on the Company’s condensed consolidated balance sheets, is due in August 2023. The loan is repaid by the merchant bank withholding an agreed-upon percentage of payments they process on behalf of the Company with a minimum of $16,305 paid every 60 days. As of June 30, 2022, the loan balance is $88,984 and is all in current liabilities based on the minimum payment schedule. The prior fixed-fee short-term loan with the same merchant bank had a balance of $16,793 as of December 31, 2021 and was paid in full during the first quarter 2022.

F-10

Note 7. Convertible Notes Payable

Convertible notes payable at June 30, 2022 and December 31, 2021, consist of the following:

	June 30, 2022	December 31, 2021
Note 1 – Accredited investors	$-	$25,000
Note 2 – Shareholder	100,000	100,000
Note 3 – Mercer Note	756,000	756,000
	856,000	881,000
Debt discount and issuance costs	(44,121)	(238,896)
	811,879	642,104
Less: current portion	811,879	542,104
Non-current portion	$-	$100,000

Note 1 – Effective December 23, 2020, the Company issued a Convertible Promissory Note in the principal amount of $25,000 to a shareholder (Note 1). This Note was issued under a subscription agreement dated September 25, 2020. As of June 30, 2022 and December 31, 2021, this Note had $0 and $2,555, respectively, of accrued interest. On February 23, 2022 the shareholder elected to convert the outstanding principal of $25,000 along with accrued interest into 59,415 shares of common stock at a price of $0.47 per share. Additionally, the shareholder received warrants exercisable for two years to purchase 14,854 common shares at $0.705 per share.

Note 2 – Effective May 7, 2021, the Company issued a Convertible Promissory Note in the principal amount of $100,000 to a shareholder (Note 2). The Note bears interest at the rate of 10% per annum and matures on September 30, 2022 (the “Maturity Date”) at which date all outstanding principal and accrued and unpaid interest are due and payable. The Company may satisfy the Note upon maturity or Default, as defined, by the issuance of common shares at a conversion price equal to the greater of a 25% discount to the 15-day average market price of the Company’s common stock or $0.50. The principal and interest accrued are convertible at any time through the maturity date of September 30, 2022 at the option of the holder using the same conversion calculation. As of June 30, 2022 and December 31, 2021, this Note had $11,479 and $6,521, respectively, of accrued interest.

Note 3 – Effective August 10, 2021, the Company entered into a Securities Purchase Agreement with an accredited investor pursuant to which it issued to the investor an Original Issue Discount Secured Convertible Promissory Note (the “Note”) in the principal amount of $806,000 and warrants to purchase 930,000 shares of the Company’s common stock for aggregate consideration of $750,000. In addition, pursuant to the Purchase Agreement the Company entered into a Registration Rights Agreement with the investor.

The principal amount of the Note and all interest accrued thereon is payable on August 10, 2022, and are secured by a lien on substantially all of the Company’s assets. The Note provides for interest at the rate of 5% per annum, payable at maturity, and is convertible into common stock at a price of $0.65 per share. In addition to customary anti-dilution adjustments upon the occurrence of certain corporate events, the Note provides, subject to certain limited exceptions, that if we issue any common stock or common stock equivalents, as defined in the Note, at a per share price lower than the conversion price then in effect, the conversion price will be reduced to the per share price at which such stock or common stock equivalents were sold. The conversion price of the Note had been subject to a potential decrease if the average closing price of the Company’s common stock during any ten consecutive trading days beginning September 16, 2021, and ending on November 15, 2021, was below $0.65. As the trading price of the common stock has not been below $0.65 since September 21, 2021, this provision is no longer operative.

On November 11, 2021, Mercer Street Global Opportunity Fund, LLC, converted $50,000 of the principal amount of the $806,000 Secured Convertible Promissory Note issued August 10, 2021, into 76,923 shares of the Company’s common stock at a price of $0.65 per share.

The 930,000 Warrants are initially exercisable for a period of three years at a price of $1.25 per share, subject to customary anti-dilution adjustments upon the occurrence of certain corporate events as set forth in the Warrant. The shares issuable upon conversion of the Note and exercise of the Warrants are to be registered under the Securities Act of 1933, as amended, for resale by the investor as provided in the Registration Rights Agreement. The Warrants may be exercised by means of a “cashless exercise” if at any time the shares issuable upon exercise of the Warrant are not covered by an effective registration statement.

F-11

The Company accounts for the allocation of its issuance costs to its Warrants in accordance with ASC 470-20, Debt with Conversion and Other Options. Under this guidance, if debt or stock is issued with detachable warrants, the proceeds need to be allocated to the two instruments using either the fair value method, the relative fair value method, or the residual value method. The Company used the relative fair value at the time of issuance to allocate the value received between the convertible note and the warrants.

The Company estimated the fair value of the Warrants utilizing the Black-Scholes pricing model, which is dependent upon several assumptions such as the expected term of the Warrants, expected volatility of the Company’s stock price over the expected term, expected risk-free interest rate over the expected term and expected dividend yield rate over the expected term. The Company believes this valuation methodology is appropriate for estimating the fair value of warrants. The value allocated to the relative fair value of the Warrants was recorded as debt issuance costs and additional paid in capital.

The principal, net of the original issue discount and debt issuance costs, including the allocated relative fair value of the Warrants, which are being recognized over the life of the Note, along with associated interest, is recorded with current liabilities on the Company’s condensed consolidated balance sheets. As of June 30, 2022, this Note had $34,191 of accrued interest, total unamortized debt issuance costs of $37,830, including the Warrant value, and the remaining discount of $6,290. As of December 31, 2021, this Note had $15,446 of accrued interest, total unamortized debt issuance costs of $204,835, including the Warrant value, and the remaining discount of $34,060.

Note 8. Preferred Stock

Series A Preferred Stock

The shares of Series A Preferred Stock have a stated value of $0.25 per share and are initially convertible into shares of common stock at a price of $0.05 per share (subject to adjustment upon the occurrence of certain events). The Series A Preferred Stock does not accrue dividends and ranks prior to the common stock upon a liquidation of the Company. The Series A Preferred Stock votes on all matters brought before the shareholders together with the Common stock as a single class and each share of Series A Preferred Stock has a number of votes, initially 5, equal to the number of shares of preferred stock into which it is convertible as of the record date for any vote.

Series A-2 Preferred Stock

On December 30, 2021, the Company issued 2,644,424 of the Company’s Series A-2 Convertible Preferred Shares to its principal shareholder in satisfaction of multiple outstanding convertible promissory notes with initial principal amounts totaling $286,078 together with all interest accrued thereon.

The rights of holders of the Company’s common stock with respect to the payment of dividends and upon liquidation are junior in right of payment to holders of the Series A-2 Convertible Preferred Shares. The rights of the holders of the Company’s Series A-2 Preferred Shares are pari passu to the rights of the holders of the Company’s Series A Preferred Shares currently outstanding.

Holders of the Series A-2 Convertible Preferred Stock will vote on an as converted basis with the holders of the Company’s common stock and Series A Preferred Shares as to all matters to be voted on by the holders of the common stock. Each Series A-2 Preferred Share shall be entitled to a number of votes equal to five times the number of shares of common stock into which it is then convertible on the applicable record date.

F-12

Note 9. Loss Per Common Share

The Company calculates net loss per common share in accordance with ASC 260, Earnings Per Share. Basic and diluted net loss per common share was determined by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period. The Company’s potentially dilutive shares, which include shares issuable upon exercise or conversion of outstanding common stock options, common stock warrants, and convertible debt have not been included in the computation of diluted net loss per share for the six months ended June 30, 2022 and 2021 as the result would be anti-dilutive.

	Six Months Ended June 30,
	2022	2021
Stock options	1,100,000	1,100,000
Stock warrants	1,026,647	89,793
Total shares excluded from calculation	2,126,647	1,189,793

Note 10. Stock-based Compensation

During the six months ended June 30, 2022 and 2021, there was $17,841 in stock-based compensation associated with stock options included in Research and development expense. Additionally, during the same periods there was expense associated with shares issued for services. The following table shows how the expenses associated with shares issued for services were classified in the condensed consolidated statements of operations during the respective periods.

	Six Months Ended June 30,
	2022	2021
Research and development	$-	$29,031
Sales and marketing	-	48,628
General and administrative	6,968	48,178
Total expense – shares issued for services	$6,968	$125,837

During the six months ended June 30, 2021 there were 450,000 options granted to certain scientific and business advisors (“Advisors”) with a weighted-average exercise price of $0.65. The options vest in equal annual installments over three years beginning in April 2021 and expire five years after grant date. There were no options exercised, forfeited or cancelled during the period. During the six months ended June 30, 2022 there were no options granted.

As of June 30, 2022, there was $18,243 of unrecognized compensation related to 1,100,000 outstanding options which is expected to be recognized over a weighted-average period of 9 months. The options are being expensed over the vesting period for each Advisor. The weighted-average grant date fair value for options granted during the six months June 30, 2022 was $0.12.

The fair value of all options granted is determined using the Black-Scholes option-pricing model. The following weighted-average assumptions were used:

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Risk-free interest rate	N/A	0.21%
Expected life of the options	N/A	3.5 years
Expected volatility of the underlying stock	N/A	76.3%
Expected dividend rate	N/A	0%

The risk-free interest rates are derived from the U.S. Treasury yield curve in effect on the date of grant for instruments with a remaining term similar to the expected term of the options. The expected life of the options is based on the option term. Due to the Company’s limited historical data, the expected volatility is calculated based upon the historical volatility of comparable companies whose share prices are publicly available for a sufficient period of time. The dividend rate is based on the Company never paying or having the intent to pay any cash dividends.

F-13

Options outstanding at June 30, 2022 consist of:

Date Issued	Number Outstanding	Number Exercisable	Exercise Price	Expiration Date
March 12, 2020	500,000	333,333	$0.40	March 12, 2025
June 27, 2020	150,000	100,000	$0.40	June 27, 2025
January 1, 2021	450,000	300,000	$0.65	December 31, 2025
Total	1,100,000	583,333

Warrants outstanding at June 30, 2022 consist of:

Date Issued	Number Outstanding	Number Exercisable	Exercise Price	Expiration Date
March 16, 2021	15,900	15,900	$0.75	March 15, 2023
May 7, 2021	53,704	53,704	$0.74	May 6, 2023
June 17, 2021	12,189	12,189	$0.83	June 16, 2023
August 10, 2021	930,000	930,000	$1.25	August 9, 2024
February 23, 2022	14,854	14,854	$0.705	February 22, 2024
Total	1,026,647	1,026,647

Note 11. Related Party Transactions

Convertible notes payable, related party: See Note 7.

Note 12. Income Taxes

For the six month period ended June 30, 2022 and the year ended December 31, 2021, the Company did not record a tax provision as the Company did not earn any taxable income in either period and maintains a full valuation allowance against its net deferred tax assets.

Note 13. Commitments and Contingencies

On February 9, 2021, the Company entered into a Receivables Purchase and Security Agreement (“Factoring Agreement”) with a Factoring Company. The Factoring Agreement has an initial term of one year and, in accordance with its terms, has been renewed for an additional year.

Under the terms of the agreement, designated receivables are sold for periodic advances of up to $150,000. The Factoring Company retains a reserve of 10% of purchased receivables with the balance available to the Company. Factoring fees begin at 1.8% for the first 30 days a purchased invoice is outstanding and increase the longer an invoice remains outstanding. After 90 days, the Factoring Company has the right to assign the invoice back to the Company. The Factoring Agreement includes minimum average monthly volumes.

As of June 30, 2022, the balance of outstanding invoices that the Factoring Company may assign back to the Company if not collected within 90 days is included in the Company’s Accounts Receivable balance with the amounts received, net of reserves held, included with other current liabilities on the condensed consolidated balance sheets. The net amount included in other current liabilities is $37,913 and $25,420 as of June 30, 2022 and December 31, 2021, respectively.

There are no pending or threatened legal proceedings as of June 30, 2022. The Company has no non-cancellable operating leases.

F-14

Note 14. Subsequent Events

Effective July 19, 2022, the Company entered into a Securities Purchase Agreement with an accredited investor pursuant to which it issued to the investor an Original Issue Discount Secured Convertible Promissory Note (the “Note”) in the principal amount of $440,000 and warrants to purchase 550,000 shares of the Company’s common stock for aggregate consideration of $400,000. In addition, pursuant to the Purchase Agreement the Company entered into a Registration Rights Agreement with the investor.

The principal amount of the Note and all interest accrued thereon is payable on July 19, 2023, and are secured by a lien on substantially all of the Company’s assets. The Note provides for interest at the rate of 5% per annum, payable at maturity, and is convertible into common stock at a price of $0.20 per share. In addition to customary anti-dilution adjustments upon the occurrence of certain corporate events, the Note provides, subject to certain limited exceptions, that if the Company issues any common stock or common stock equivalents, as defined in the Note, at a per share price lower than the conversion price then in effect, the conversion price will be reduced to the per share price at which such stock or common stock equivalents were sold.

The Note provides for various events of default similar to those provided for in similar transactions, including the failure to timely pay amounts due thereunder. The Note provides further that the Company will be liable to the Buyer for various amounts, including the cost of a buy-in, if the Company shall default in its obligation to register the shares issuable upon conversion of the Note for sale by the Buyer under the Securities Act or otherwise fails to facilitate Buyer’s sale of the shares issuable upon conversion of the Note as required by the terms of the Note.

The 550,000 Warrants are initially exercisable for a period of three years at a price of $0.50 per share, subject to customary anti-dilution adjustments upon the occurrence of certain corporate events as set forth in the Warrant. The shares issuable upon conversion of the Note and exercise of the Warrants are to be registered under the Securities Act of 1933, as amended, for resale by the investor as provided in the Registration Rights Agreement. The Warrants may be exercised by means of a “cashless exercise” if at any time the shares issuable upon exercise of the Warrant are not covered by an effective registration statement.

The Registration Rights Agreement requires the Company to file with the Securities and Exchange Commission within 60 days following the closing of the issuance of the Note, a registration statement (the “Registration Statement”) with respect to all shares which may be acquired upon conversion of the Note and exercise of the Warrant (the “Registrable Securities”) and to cause the Registration Statement to be declared effective no later than 90 days after the date of the issuance of the Note, provided, that if the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall cause the Registration Statement to be declared effective on the fifth trading day following the date on which the Company is so notified. The Company is to cause the Registration Statement to remain continuously effective until all Registrable Securities covered by such Registration Statement have been sold, or may be sold pursuant to Rule 144 without the volume or other limitations of such rule, or are otherwise not required to be registered in reliance upon the exemption in Section 4(a)(1) or 4(a)(7) under the Securities Act.

For services rendered in connection with the Securities Purchase Agreement the Company paid Carter, Terry & Company a cash fee of $20,000. In addition, the Company reimbursed the Buyer $5,000 for legal expenses incurred in connection with the transaction.

As a result of the issuance of the Note in the principal amount of $440,000 convertible into shares of the Company’s common stock at a price of $0.20 per share, the price at which the Note in the principal amount of $806,000 referred to in Note 7 may be converted into shares of the Company’s common stock has been reduced to $0.20 per share. On July 27, 2022, Mercer Street Global Opportunity Fund, LLC, converted $50,000 of the principal amount of the $806,000 Secured Convertible Promissory Note mentioned in Note 7 into 250,000 shares of the Company’s common stock at a price of $0.20 per share.

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of USA Equities Corp

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of USA Equities Corp. (the Company) as of December 31, 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2021, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred net losses and negative cash flow from operations since inception. These factors, and the need for additional financing in order for the Company to meet its business plans raises substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

3001 N. Rocky Point Dr. East Suite 200 ● Tampa, Florida 33607 ● 813.367.3527

F-16

Convertible Notes Payable

As described in Note 3 to the Company’s consolidated financial statements, the Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

We identified the Company’s application of the accounting for convertible notes as a critical audit matter. The principal considerations for our determination of this critical audit matter related to the significant number of transactions which could potentially require a high degree of subjectivity in the Company’s judgments in determining the qualitative factors. Auditing these judgments and assumptions by the Company involves auditor judgment due to the nature and extent of audit evidence and effort required to address these matters.

The primary procedures we performed to address these critical audit matters included the following:

●	We obtained debt related agreements and performed the following procedures:

	-	Reviewed agreements for all relevant terms.
	-	Tested management’s identification and treatment of agreement terms.
	-	Determined whether any conversion features existed that resulted in a derivative.
	-	Assessed the terms and evaluated the appropriateness of management’s application of their accounting policies, along with their use of estimates, in the determination of the amortization of the debt discount.
	-	Tested management’s calculation of the fair values of the notes that converted during the year, as well as the associated warrants for certain conversions.

Stock Based Compensation

As described in Note 3 to the Company’s consolidated financial statements, the Company accounts for stock based compensation by applying the fair value method of ASC 718, which states that compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. The Company values stock based compensation at the market price for the company’s common stock and other pertinent factors at the grant date. Fully vested and non-forfeitable shares issued prior to the services being performed are classified as unearned stock compensation.

We identified the Company’s application of the accounting for stock based compensation as a critical audit matter. The principal considerations for our determination of this critical audit matter related to the significant number of transactions which could potentially require a high degree of subjectivity in the Company’s judgments in determining the qualitative factors. Auditing these judgments and assumptions by the Company involves auditor judgment due to the nature and extent of audit evidence and effort required to address these matters.

The primary procedures we performed to address this critical audit matter included the following:

●	We obtained equity related agreements and performed the following procedures:

	-	Reviewed agreements for all relevant terms.
	-	Tested management’s identification and treatment of agreement terms.
	-	Recalculated the fair value of each award based on the market price determined based on the terms in the agreements.
	-	Assessed the terms and evaluated the appropriateness of management’s application of their accounting policies, along with their use of estimates, in the determination of any portion that should be classified as unearned stock compensation.

Accell Audit & Compliance, P.A.
We have served as the Company’s auditor since 2021.

PCAOB Firm ID#3289
Tampa, Florida
March 31, 2022

F-17

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

USA Equities Corp. and Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of USA Equities Corp. and Subsidiaries (the “Company”) as of December 31, 2020, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2, the Company has limited operations and revenue generating activities which raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board of the United States of America (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue from Contracts with Customers

Description of Matter

The Company had $124,532 in revenue for the year ended December 31, 2020. As disclosed in Note 2 to the consolidated financial statements, the Company management recognizes revenue upon the transfer of control of goods, in an amount that reflects the consideration that is expected to be received in exchange for those goods.

How We Addressed the Matter in Our Audits

Based on our knowledge of the Company, we determined the nature and extent of procedures to be performed over revenue. Our audit procedures included the following for each revenue stream where procedures were performed:

●	Obtained an understanding of the internal controls and processes in place over the Company’s revenue recognition processes and adoption of ASC 606.
●	Assessed the recorded revenue by selecting a sample of transactions, analyzing the related contract, testing management’s identification of distinct performance obligations, and comparing the amounts recognized for consistency with underlying documentation.

We have served as the Company’s auditor from 2019 to 2020.

/s/ Cherry Bekaert LLP

PCAOB Firm ID#00677
Tampa, Florida
March 11, 2021

F-18

USA Equities Corp.

Consolidated Balance Sheets

As of December 31, 2021 and 2020

	December 31, 2021	December 31, 2020

Assets
Current Assets:
Cash and cash equivalents	$286,855	$94,342
Accounts receivable	70,474	60,522
Inventory	65,740	99,701
Prepaid expenses and other current assets	22,713	11,598
Total current assets	445,782	266,163
Non-current assets:
Capitalized software development costs	186,271	31,700
Intangible assets, net	1,576,444	-
Total assets	$2,208,497	$297,863
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$20,370	$145,422
Other current liabilities	58,615	14,198
Loans payable, current portion	253,865	-
Convertible notes payable, current portion	542,104	-
Convertible note payable, related party	-	55,000
Total current liabilities	874,954	214,620
Non-current liabilities:
Accrued interest expenses	6,521	115,566
Loans payable, non-current portion	402,956	-
Convertible notes payable	100,000	576,003
Total long-term liabilities	509,477	691,569
Total liabilities	1,384,431	906,189

Commitment and contingencies (Note 12)

Stockholders’ Equity (Deficit):

Preferred stock Series A, 10,000,000 shares authorized, $0.0001 par value; 1,080,092 shares issued and outstanding	108	108
Preferred stock Series A-2, $0.0001 par value; 2,644,424 and 0 shares issued and outstanding at December 31, 2021 and 2020, respectively	264	-
Common stock, 900,000,000 shares authorized, $0.0001 par value; 8,756,093 and 6,562,735 shares issued and outstanding at December 31, 2021 and 2020, respectively	876	656
Unearned stock compensation	(6,968)	(124,479)
Additional paid-in capital	3,348,681	1,264,108
Accumulated deficit	(2,518,895)	(1,748,719)
Total stockholders’ equity (deficit)	824,066	(608,326)
Total liabilities and stockholders’ equity (deficit)	$2,208,497	$297,863

See accompanying notes to consolidated financial statements.

F-19

USA Equities Corp.

Consolidated Statements of Operations

For the Years ended December 31, 2021 and 2020

	Year Ended	Year Ended
	December 31, 2021	December 31, 2020

Revenue	$1,414,421	$124,532

Cost of revenue	743,673	74,439

Gross profit	670,748	50,093

Operating Expenses:
Sales and marketing	592,068	95,141
General and administrative	454,008	131,767
Research and development	90,874	98,290
Amortization	36,056	-
Total Operating Expenses	1,173,006	325,198

Net operating loss	(502,258)	(275,105)

Interest expense	246,490	30,984
Loss on extinguishment of debt	21,428	21,299
Loss before income taxes	(770,176)	(327,388)
Provision on income taxes	-	-
Net loss	$(770,176)	$(327,388)

Basic and diluted net loss per share	$(0.10)	$(0.05)

Weighted average shares outstanding (basic and diluted)	7,861,077	6,200,303

See accompanying notes to consolidated financial statements.

F-20

USA Equities Corp.

Statements of Stockholders’ Equity (Deficit)

For the Years ended December 31, 2021 and 2020

	Preferred Stock- Series A		Preferred Stock - Series A-2		Common Stock		Unearned Stock	Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares		Shares		Shares	Amount	Compensation	Capital	Deficit	(Deficit)
Balance at January 1, 2020	1,080,092	$108	-	$-	5,762,735	$576	$-	$990,856	$(1,421,331)	$(429,791)
Shares issued for services	-	-	-	-	800,000	80	(266,250)	266,170	-	-
Amortization of unearned compensation	-	-	-	-	-	-	141,771	-	-	141,771
Stock-based compensation expense	-	-	-	-	-	-	-	7,082	-	7,082
Net loss	-	-	-	-	-	-	-	-	(327,388)	(327,388)
Balance at December 31, 2020	1,080,092	$108	-	$-	6,562,735	$656	$(124,479)	$1,264,108	$(1,748,719)	$(608,326)
Warrants issued as deferred financing costs	-	-	-	-	-	-	-	221,779	-	221,779
Shares issued for services, net of cancellation	-	-	-	-	120,000	12	(6,968)	81,288	-	74,332
Conversion of notes payable	-	-	2,644,424	264	837,213	84	-	802,019	-	802,367
Warrants issued with conversion of notes payable	-	-	-	-	-	-	-	21,428	-	21,428
Cancellation of shares	-	-	-	-	(100,000)	(10)	-	10	-	-
Amortization of unearned compensation	-	-	-	-	-	-	124,479	-	-	124,479
Stock-based compensation expense	-	-	-	-	-	-	-	35,683	-	35,683
Shares issued for asset purchase	-	-	-	-	1,250,000	125	-	862,375	-	862,500
Share purchase	-	-	-	-	50,000	5	-	29,995	-	30,000
Shares issued in a funding	-	-	-	-	36,145	4	-	29,996	-	30,000
Net loss	-	-	-	-	-	-	-	-	(770,176)	(770,176)
Balance at December 31, 2021	1,080,092	$108	2,644,424	$264	8,756,093	$876	$(6,968)	$3,348,681	$(2,518,895)	$824,066

See accompanying notes to consolidated financial statements.

F-21

USA Equities Corp.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2021 and 2020

	Year Ended	Year Ended
	December 31, 2021	December 31, 2020

Operating activities
Net loss	$(770,176)	$(327,388)
Amortization	36,056	-
Amortization of debt and warrant issuance costs	153,883	-
Stock-based compensation	35,683	7,082
Shares issued for services	198,811	141,771
Loss on extinguishment of debt	21,428	21,299
Changes in net assets and liabilities:
Increase in accounts receivable	(9,952)	(60,522)
Decrease/(increase) in inventory	33,961	(99,701)
Decrease in prepaid expenses and other current assets	(11,115)	(8,848)
(Decrease)/increase in accounts payable	(125,052)	138,382
Increase/(decrease)/increase in other current liabilities	30,237	(7,656)
Decrease in accrued interest	51,498	30,017
Cash flows from operating activities	(354,738)	(165,564)

Investing activities:
Capitalized software	(154,571)	(31,700)
Cash flows from investing activities	(154,571)	(31,700)

Financing activities:
Proceeds from sales of common stock	30,000	-
Proceeds from convertible notes payable	850,000	180,000
Proceeds of loan borrowings	86,000	-
Repayments of loan borrowings	(179,178)	-
Payment of debt issuance costs	(85,000)	-
Proceeds of related party borrowings	-	88,016
Cash flows from financing activities	701,822	268,016

Change in cash	192,513	70,752
Cash and cash equivalents - beginning of year	94,342	23,590
Cash and cash equivalents - end of period	$286,855	$94,342

Supplemental disclosures of cash flow activity:
Cash paid for interest	$43,023	$-
Cash paid for income taxes	-	-
Non-cash investing and financing activity:
Long-term debt and accrued interest converted to shares of preferred stock	$426,081	$-
Debt and accrued interest converted to common stock	376,286	-
Debt and common stock issued for intangible assets (Note 4)	1,612,500	-
Common stock issued for debt issuance costs	30,000	-
Warrants issued in conjunction with convertible note payable	221,779	-
Conversion of due to related party to long-term debt	-	88,016

See accompanying notes to consolidated financial statements.

F-22

USA EQUITIES CORP.

Notes to Consolidated Financial Statements

December 31, 2021 and 2020

Note 1. The Company

USA Equities Corp. (the “Company”, or the “Registrant”) was incorporated in Delaware on September 1, 1983. In 2015, the Company changed its name to USA Equities Corp. On September 23, 2021, the Company changed its state of incorporation from Delaware to Nevada as a result of a merger with and into its newly formed wholly-owned subsidiary, USA Equities Corp., a Nevada corporation (“USA Equities Nevada”), the surviving entity pursuant to an Agreement and Plan of Merger. The reincorporation was approved by the stockholders of the Company and USA Equities Nevada is deemed to be the successor to USA Equities Corp, the Delaware corporation.

Note 2. Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since inception, has negative operating cash flows and began recognizing revenues in the fourth quarter of fiscal 2020. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company’s business is dependent upon its ability to achieve profitability and positive cash flows and, pending such achievement, future issuances of equity or other financings to fund ongoing operations. However, access to such funding may not be available on commercially reasonable terms, if at all. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3. Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). In the opinion of management, the accompanying audited consolidated financial statements include all adjustments, consisting of only normal recurring accruals, necessary for a fair statement of financial position, results of operations, and cash flows.

Reclassifications

Certain reclassifications were made to the prior consolidated financial statements to conform to the current period presentation. There was no change to the previously reported net loss.

Risks Related to COVID-19 Pandemic

The COVID-19 pandemic is affecting the United States and global economies and may affect the Company’s operations and those of third parties on which the Company relies. While the potential economic impact brought by, and the duration of, the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic could negatively impact the Company’s liquidity, capital resources and operations. The ultimate impact of the COVID-19 pandemic is highly uncertain and the Company does not yet know the full extent of potential impacts on its business, financing or global economy as a whole.

Accounting Policies

Use of Estimates: The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

F-23

Principles of Consolidation: The consolidated financial statements include the accounts of USA Equities Corp and its wholly owned subsidiaries USAQ Corporation, Inc., and Medical Practice Income, Inc. All significant inter-company balances and transactions have been eliminated.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Accounts Receivable: The Company extends unsecured credit to its customers on a regular basis. Management monitors the payments on outstanding balances and will establish a reserve for uncollectible balances as necessary based on experience. As of December 31, 2021 and 2020 there was no established reserve for uncollectible balances.

Inventories: Inventories are stated at the lower of cost or estimated net realizable value, on a first-in, first-out, or FIFO, basis. The Company uses actual costs to determine our cost basis for inventories. Inventories consist of only finished goods. Provisions for excess and obsolete inventory are based on the Company’s estimates of forecasted sales, expiration dates and assumptions about obsolescence. As of December 31, 2021 and 2020 there was no established provisions for excess and obsolete inventory.

Capitalized Software Development Costs: Software development costs for internal-use software are accounted for in accordance with Accounting Standards Codification (“ASC”) 350-40, Intangibles, Internal-Use Software. Development costs that are incurred during the application development stage begin to be capitalized when two criteria are met: (i) the preliminary project stage is completed and (ii) it is probable that the software will be completed and used for its intended function. Capitalization ceases once the software is substantially complete and ready for its intended use. Costs incurred during the preliminary project stage of software development and post-implementation operating stages are expensed as incurred. Amortization is calculated on a straight-line basis over the remaining economic life of the software (typically three to five years) and will be included in operating expenses on the consolidated statements of operations once amortization begins.

The estimated useful lives of software are reviewed at least annually and will be tested for impairment whenever events or changes in circumstances occur that could impact the recoverability of the assets.

Capitalized software development costs for internal-use software totaled $186,271 as of December 31, 2021 and $31,700 as of December 31, 2020. The software application is still in development with costs continuing to be capitalized and no amortization expense being recognized during the years ended December 31, 2021 and December 31, 2020. There were no impairments recognized during the years ended December 31, 2021 and December 31, 2020.

Intangible Assets: Intangible assets represent the value the Company paid to acquire assets including a trademark, patent and web domain on June 23, 2021. The provisional allocation of the purchase price to each of these assets was determined based on ASC 805-50-30, Business Combination, Related Issues, Initial Measurement. These assets are accounted for in accordance with ASC 350-30, Intangibles, General Intangibles Other Than Goodwill. The cost of the assets is amortized over the remaining useful life of the assets as follows:

U.S. Method Patent	13.4 years

Web Domain	Indefinite life

Trademark	Indefinite life

The estimated useful lives and carrying value of the assets are reviewed at least annually or whenever events or circumstances may result in an impact to the value of the assets.

Convertible Notes Payable: The Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under ASC 815, Derivatives and Hedging, in accordance with the provisions of ASC 470-20, Debt with Conversion and Other Options, which provides guidance on accounting for convertible securities with beneficial conversion features. ASC 470-10 addresses classification determination for specific obligations, such as short-term obligations expected to be refinanced on a long-term basis, due-on-demand loan arrangements, callable debt, sales of future revenue, increasing rate debt, debt that includes covenants, revolving credit agreements subject to lock-box arrangements and subjective acceleration clauses. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Revenue Recognition: Pursuant to ASC Topic 606, Revenue from Contracts with Customers, or ASC 606, the Company recognizes revenue upon transfer of control of goods, in an amount that reflects the consideration that is expected to be received in exchange for those goods. The Company does not allow for the return of products and therefore does not establish an allowance for returns.

To determine the revenue to be recognized for transactions that the Company determines are within the scope of ASC 606, the Company follows the established five-step framework as follows:

(i)	identify the contract(s) with a customer;
(ii)	identify the performance obligations in the contract(s);
(iii)	determine the transaction price;
(iv)	allocate the transaction price to the performance obligations in the contract(s); and
(v)	recognize revenue when (or as) the Company satisfies a performance obligation.

The Company sells allergy diagnostic-related products and immunotherapy treatments to physicians. Revenue is recognized once the Company satisfies its performance obligation which occurs at the point in time when title and possession of products have transitioned to the customer, typically upon delivery of the products.

The Company includes shipping and handling fees billed to customers in revenue.

There are several practical expedients and exemptions allowed under ASC 606 that impact timing of revenue recognition and disclosures. The Company elected to treat similar contracts as a portfolio of contracts, as allowed under ASC 606. The contracts that fall within the portfolio have the same terms and management has the expectation that the result will not be materially different from the consideration of each individual contract.

Research and Development: Research and development expense is primarily related to developing and improving methods related to the Company’s Software as a Service (SaaS) platform. Research and development expenses are expensed when incurred. For the years ended December 31, 2021 and 2020, there were $90,874 and $98,290 of research and development expenses incurred, respectively.

F-24

Stock-based Compensation: The Company applies the fair value of method of ASC 718, Share Based Payment, in accounting for its stock-based compensation. The standard states that compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. The Company values stock-based compensation at the market price for the Company’s common stock and other pertinent factors at the grant date.

Earnings Per Common Share: Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed using the weighted average number of common and dilutive equivalent shares outstanding during the period. Dilutive common equivalent shares consist of options and warrants to purchase common stock (only if those options and warrants are exercisable and at prices below the average share price for the period) and shares issuable upon the conversion of issued and outstanding preferred stock. Due to the net losses reported, dilutive common equivalent shares were excluded from the computation of diluted loss per share, as inclusion would be anti-dilutive for the periods presented. There were no common equivalent shares required to be added to the basic weighted average shares outstanding to arrive at diluted weighted average shares outstanding as of December 31, 2021 or 2020.

Income Taxes: The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

The Company has net operating losses of $2,518,895 which begin to expire in 2027. Future utilization of currently generated federal and state NOL and tax credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations. The annual limitation may result in the expiration of NOL and tax credit carry-forwards before full utilization.

Recently Issued Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU’) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40), or ASU 2020-06. The updated guidance is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. Consequently, more convertible debt instruments will be reported as single liability instruments with no separate accounting for embedded conversion features. ASU 2020-06 also removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exception. In addition, ASU 2020-06 also simplifies the diluted net income per share calculation in certain areas. The Company adopted the provisions of ASU 2020-06 using a modified retrospective approach, which resulted in no cumulative effect adjustment to stockholders’ deficit as of January 1, 2021.

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Note 4. Capitalized Software and Intangible Assets

Non-current assets consist of the following at December 31, 2021 and December 31, 2020:

	Estimated Useful Life (in years)	December 31, 2021	December 31, 2020
Capitalized Software	TBD	$186,271	$31,700
Intangible Assets:
U.S. Method Patent	13.4	$967,500	$-
Web Domain	N/A	161,250	-
Trademark	N/A	483,750	-
Total Intangible Assets		$1,612,500	$-
Accumulated amortization		(36,056)	-
Intangible assets, net		$1,576,444	$-

Capitalized software represents the development costs for internal-use software. The software application is still in development with costs continuing to be capitalized and no amortization expense being recognized yet. Capitalization will cease and amortization will begin once development is substantially complete. The Capitalized software costs will be amortized over the estimated life of the software. There were no impairments recognized during the years ended December 31, 2021 and December 31, 2020.

The intangible assets represent the value the Company paid to acquire the trademark “AllergiEnd”, the web domain “AllergiEnd.com” along with the U.S. Method Patent registration relating to the allergy testing kit and related materials the Company distributes to physician clients. The Company acquired the intangible assets from MedScience Research Group as of June 23, 2021 for total consideration of $1,612,500 which was financed through a combination of restricted stock and a promissory note. The provisional allocation of the purchase price to each of these assets was determined based on ASC 805-50-30, Business Combination, Related Issues, Initial Measurement. The assets are being amortized over their useful lives beginning July 1, 2021. The Trademark and Web Domain are determined to have an indefinite life and will be tested annually for impairment in accordance with ASC 350-30-35, Intangibles, General Intangibles Other Than Goodwill. There was $36,056 of amortization expense during the year ended December 31, 2021 and no amortization expense during the year ended December 31, 2020.

Note 5. Loans Payable

On June 21, 2021, the Company entered into a fixed-fee short-term loan with its merchant bank and received $86,000 in loan proceeds. The loan payable, which is classified within current liabilities, will be repaid in 9 months of the original loan date with the merchant bank withholding an agreed-upon percentage of payments they process on behalf of the Company. As of December 31, 2021, the loan balance is $16,793.

On June 23, 2021, the Company entered into a purchase agreement to acquire certain assets from MedScience Research Group, Inc (“MedScience”) (See Note 4 for additional information). As part of that purchase agreement, the Company issued a Promissory Note with a principal sum of $750,000. The principal, along with associated interest, will be paid in 36 equal monthly installments beginning in July 2021. The principal balance of the loan is divided between current and long-term liabilities on the Company’s consolidated balance sheets. The combined principal due along with accrued interest as of December 31, 2021 is $644,158.

F-26

Note 6. Convertible Notes Payable

Convertible notes payable at December 31, 2021 and December 31, 2020 consist of the following:

	December 31, 2021	December 31, 2020
Note 1 and accrued interest and premium – Principal shareholder	$-	$195,177
Note 2 and accrued interest – Principal shareholder	-	126,210
Note 3 and accrued interest – Shareholder	-	62,951
Note 4 and accrued interest – Principal shareholder	-	97,537
Note 5 and accrued interest – Accredited investors	-	56,462
Note 6 and accrued interest – Principal shareholder	-	89,347
Note 7 and accrued interest – Accredited investors	-	101,781
Note 8 and accrued interest – Accredited investors	27,555	25,055
Note 9 and accrued interest – Shareholder	106,521	-
Note 10 and accrued interest, net of discount and issuance costs – Mercer Note	532,551	-
Total Convertible notes payable and accrued interest	$665,627	$754,520

Note 1 – In October 2009, the Company issued a Convertible Promissory Note with a principal amount of $73,500 to its principal shareholder (Note 1). The note bears interest at the rate of 12% per annum until paid or the note and accrued interest is converted into shares of the Company’s common stock. On February 27, 2020, the note was modified to extend the maturity date to March 31, 2023 and increase the conversion price to $0.10 per share. In accordance with ASC 470-50-40, Debt, Modification and Extinguishments, the modification was accounted for as an extinguishment with a loss of $21,299 on the extinguishment of debt and an offsetting premium on the new note recorded during the quarter ended March 31, 2020.

On December 30, 2021, the Company and its principal shareholder entered into an agreement to exchange certain convertible promissory notes of the Company held by the principal shareholder along with associated accrued interest into 2,644,424 of newly authorized Series A-2 Convertible Preferred Shares. Note 1 was included in that agreement with $73,500 of principal combined with a premium of $21,299 and accrued interest of $109,198 converted at $0.10 per share. As of December 31, 2021 and December 31, 2020, this note had accumulated $0 and $100,378, respectively, in accrued interest.

Note 2 – Effective September 1, 2019, the Company issued a Convertible Promissory Note in the principal amount of $124,562 to its principal shareholder in consideration for advances previously made to the Company (Note 2). This note bears interest at the rate of 1% per annum and is due and payable on December 30, 2022. The Note is convertible into shares of common stock at a price of $0.25 per share.

On December 30, 2021, the Company and its principal shareholder entered into an agreement to exchange certain convertible promissory notes of the Company held by the principal shareholder along with associated accrued interest into 2,644,424 of newly authorized Series A-2 Convertible Preferred Shares. Note 2 was included in that agreement with $124,562 of principal combined with accrued interest of $2,894 converted at $0.25 per share. As of December 31, 2021 and December 31, 2020, this note had accumulated $0 and $1,648, respectively of accrued interest.

Note 3 – Effective September 12, 2019, the Company issued a Convertible Promissory Note in the principal amount of $55,000 to a shareholder (Note 3). This Note bore interest at the rate of 12% per annum and principal plus any accrued but unpaid interest was due and payable on January 1, 2021. The Note was convertible at the option of the holder into shares of common stock at a price of $0.25 per share. On January 1, 2021, the shareholder elected to convert the outstanding principal of $55,000 along with accrued interest of $7,951 into common stock at a price of $0.25 per share resulting in the issuance of 251,805 shares of common stock.

Note 4 – Effective December 27, 2019, the Company issued a Convertible Promissory Note in the principal amount of $88,626 to its principal shareholder in consideration for advances previously made to the Company (Note 4). This note bore interest at the rate of 10% per annum and was due and payable on December 30, 2022. The Note was convertible into shares of common stock at a price of $0.55 per share. On March 15, 2021, the principal shareholder assigned this convertible note along with all accrued and future interest to a third-party shareholder. On March 31, 2021 the shareholder elected to convert the outstanding principal of $88,626 along with accrued interest of $11,096 into common stock at a price of $0.55 per share resulting in the issuance of 181,313 shares of common stock. As of December 31, 2021 and December 31, 2020, this note had accumulated $0 and $8,911, respectively of accrued interest.

F-27

Note 5 – Under subscription agreements dated September 25, 2020, the Company issued Convertible Promissory Notes (the “Notes”) to various individuals totaling $55,000. The Notes bore interest at the rate of 10% per annum and matured on September 30, 2022 (the “Maturity Date”) at which date all outstanding principal and accrued and unpaid interest are due and payable unless a Default Event, as defined, occurs. The Company could satisfy the Notes upon maturity or Default, as defined, by the issuance of Common shares at a conversion price equal to the greater of a 20% discount to the 15 day average market price of the Company’s common stock or $0.10. The principal and interest accrued are convertible at any time after six months through the Maturity Date at the option of the holder at a 20% discount to the 15 day average market price of the Company’s share price, but in no event less than $0.10 per share. Upon conversion of any portion of the Notes, the investor will receive warrants to purchase up to 25% of the number of common shares issued as a result of such conversion exercisable for a period of two years at a price per share equal to 150% of the conversion price of the Notes.

As of March 16, 2021 one of the note holders had elected to convert outstanding principal of $30,000 along with accrued interest into 63,600 shares of common stock at a price of $0.50. Additionally, the shareholder received warrants, exercisable for two years, to purchase 15,900 common shares at $0.75 per share.

As of June 17, 2021 the other note holder had elected to convert outstanding principal of $25,000 along with accrued interest into 48,755 shares of common stock at a price of $0.55. Additionally, the shareholder received warrants, exercisable for two years, to purchase 12,189 common shares at $0.83 per share.

As of December 31, 2021 and December 31, 2020, these notes had accumulated $0 and $1,462, respectively of accrued interest.

Note 6 – Effective September 30, 2020, the Company issued a Convertible Promissory Note in the principal amount of $88,016 to its principal shareholder in consideration for advances previously made to the Company (Note 6). This note bears interest at the rate of 6% per annum and is due and payable on December 31, 2022. The Note is convertible into shares of common stock at a price of $1.00 per share.

On December 30, 2021, the Company and its principal shareholder entered into an agreement to exchange certain convertible promissory notes of the Company held by the principal shareholder along with associated accrued interest into 2,644,424 of newly authorized Series A-2 Convertible Preferred Shares. Note 6 was included in that agreement with $88,016 of principal combined with accrued interest of $6,612 converted at $1.00 per share. As of December 31, 2021 and December 31, 2020, this note had accumulated $0 and $1,331, respectively of accrued interest.

Note 7 – Effective October 27, 2020, the Company issued a Convertible Promissory Note in the principal amount of $100,000 to a shareholder (Note 7). This Note was issued under the subscription agreements dated September 25, 2020 and described in Note 5 above. As of May 7, 2021, the shareholder had elected to convert outstanding principal of $100,000 along with accrued interest into 214,817 shares of common stock at a price of $0.49. Additionally, the shareholder received warrants, exercisable for two years, to purchase 53,704 common shares at $0.74 per share. As of December 31, 2021 and December 31, 2020, this note had accumulated $0 and $1,781, respectively of accrued interest.

Note 8 – Effective December 23, 2020, the Company issued a Convertible Promissory Note in the principal amount of $25,000 to a shareholder (Note 8). This Note was issued under the subscription agreements dated September 25, 2020 and described in Note 5 above. As of December 31, 2021 and December 31, 2020, this note had accumulated $2,555 and $55, respectively of accrued interest.

F-28

Note 9 – Effective May 7, 2021, the Company issued a Convertible Promissory Note in the principal amount of $100,000 to a shareholder (Note 9). The Note bears interest at the rate of 10% per annum and matures on September 30, 2022 (the “Maturity Date”) at which date all outstanding principal and accrued and unpaid interest are due and payable unless a Default Event, as defined, occurs. The Company may satisfy the Note upon maturity or Default, as defined, by the issuance of common shares at a conversion price equal to the greater of a 25% discount to the 15 day average market price of the Company’s common stock or $0.50. The principal and interest accrued are convertible at any time through the maturity date of September 30, 2022 at the option of the holder using the same conversion calculation. As of December 31, 2021, this note had accumulated $6,521 of accrued interest.

Note 10 – Effective August 10, 2021, the Company entered into a Securities Purchase Agreement with an accredited investor pursuant to which it issued to the investor an Original Issue Discount Secured Convertible Promissory Note (the “Note”) in the principal amount of $806,000 and warrants to purchase 930,000 shares of the Company’s common stock for aggregate consideration of $750,000. In addition, pursuant to the Purchase Agreement the Company entered into a Registration Rights Agreement with the investor.

The principal amount of the Note and all interest accrued thereon is payable on August 10, 2022, and are secured by a lien on substantially all of the Company’s assets. The Note provides for interest at the rate of 5% per annum, payable at maturity, and is convertible into common stock at a price of $0.65 per share. In addition to customary anti-dilution adjustments upon the occurrence of certain corporate events, the Note provides, subject to certain limited exceptions, that if we issue any common stock or common stock equivalents, as defined in the Note, at a per share price lower than the conversion price then in effect, the conversion price will be reduced to the per share price at which such stock or common stock equivalents were sold. The conversion price of the Note had been subject to a potential decrease if the average closing price of the Company’s common stock during any ten consecutive trading days beginning September 16, 2021, and ending on November 15, 2021, was below $0.65. As the trading price of the common stock has not been below $0.65 since September 21, 2021, this provision is no longer operative.

Mercer Street Global Opportunity Fund, LLC, converted $50,000 of the principal amount of the $806,000 Secured Convertible Promissory Note issued August 10, 2021, into 76,923 shares of our common stock at a price of $0.65 per share.

The 930,000 Warrants are initially exercisable for a period of three years at a price of $1.25 per share, subject to customary anti-dilution adjustments upon the occurrence of certain corporate events as set forth in the Warrant. The shares issuable upon conversion of the Note and exercise of the Warrants are to be registered under the Securities Act of 1933, as amended, for resale by the investor as provided in the Registration Rights Agreement. If at any time after February 10, 2022, there is no effective registration statement covering the resale of the shares issuable upon exercise of the Warrants at prevailing market prices, then the Warrants may be exercised by means of a “cashless exercise” in which event the investor would be entitled to receive a number of shares determined in accordance with a customary formula set forth in the Warrant.

The Company accounts for the allocation of its issuance costs to its Warrants in accordance with ASC 470-20, Debt with Conversion and Other Options. Under this guidance, if debt or stock is issued with detachable warrants, the proceeds need to be allocated to the two instruments using either the fair value method, the relative fair value method, or the residual value method. The Company used the relative fair value at the time of issuance to allocate the value received between the convertible note and the warrants.

The Company estimated the fair value of warrants utilizing the Black-Scholes pricing model, which is dependent upon several assumptions such as the expected term of the Warrants, expected volatility of the Company’s stock price over the expected term, expected risk-free interest rate over the expected term and expected dividend yield rate over the expected term. The Company believes this valuation methodology is appropriate for estimating the fair value of warrants. The value allocated to the relative fair value of the Warrants was recorded as debt issuance costs and additional paid in capital.

The principal, net of the original issue discount and debt issuance costs, including the allocated relative fair value of the Warrants, which are being recognized over the life of the note, along with associated interest, is recorded with current liabilities on the Company’s consolidated balance sheets. As of December 31, 2021, this note had accumulated $15,446 of accrued interest, total unamortized debt issuance costs of $204,835, including the Warrant value, and the remaining discount of $34,060.

Note 7. Preferred Stock

Issuance of Series A Preferred Stock

Effective September 1, 2019, the Company issued 1,080,092 shares of Series A Preferred Stock in satisfaction of a previously issued convertible promissory note held by its principal shareholder in the initial principal amount of $255,681 together with all interest accrued thereon.

The shares of Series A Preferred Stock have a stated value of $0.25 per share and are initially convertible into shares of common stock at a price of $0.05 per share (subject to adjustment upon the occurrence of certain events). The Series A Preferred Stock does not accrue dividends and ranks prior to the common stock upon a liquidation of the Company. The Series A Preferred Stock votes on all matters brought before the shareholders together with the Common stock as a single class and each share of Series A Preferred Stock has a number of votes, initially 5, equal to the number of shares of preferred stock into which it is convertible as of the record date for any vote.

Issuance of Series A-2 Preferred Stock

On December 30, 2021, the Board of Directors of the Company authorized the issuance of 2,644,424 of the Company’s Series A-2 Convertible Preferred Shares to its principal shareholder in satisfaction of multiple previously issued convertible promissory notes with initial principal amounts totaling $286,078 together with all interest accrued thereon.

The rights of holders of the Company’s common stock with respect to the payment of dividends and upon liquidation are junior in right of payment to holders of the Series A-2 Convertible Preferred Shares. The rights of the holders of the Company’s Series A-2 Preferred Shares are pari passu to the rights of the holders of the Company’s Series A Preferred Shares currently outstanding.

Holders of the Series A-2 Convertible Preferred Stock will vote on an as converted basis with the holders of the Company’s common stock and Series A Preferred Shares as to all matters to be voted on by the holders of the common stock. Each Series A-2 Preferred Share shall be entitled to a number of votes equal to five times the number of shares of common stock into which it is then convertible on the applicable record date.

F-29

Note 8. Loss Per Common Share

The Company calculates net loss per common share in accordance with ASC 260, Earnings Per Share. Basic and diluted net loss per common share was determined by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period. The Company’s potentially dilutive shares, which include outstanding common stock options, common stock warrants, and convertible debt have not been included in the computation of diluted net loss per share for the years ended December 31, 2021 and 2020 as the result would be anti-dilutive.

	Years Ended December 31,
	2021	2020
Stock options	1,100,000	650,000
Stock warrants	1,019,793	-
Total shares excluded from calculation	2,119,793	650,000

Note 9. Stock-based Compensation

During the years ended December 31, 2021 and 2020, there was $35,683 and $7,082, respectively, in stock-based compensation associated with stock options included in research and development expense. Additionally, during the same periods there was $198,811 and $141,771, respectively, of expense associated with shares issued for services. The following table shows where the expense has been recorded.

	Years Ended December 31,
	2021	2020
Research and development	$29,031	$57,469
Sales and marketing	98,331	60,219
General and administrative	71,449	24,083
Total expense – shares issued for services	$198,811	$141,771

During the year ended December 31, 2021, there were 450,000 options granted to certain scientific and business advisors (“Advisors”) with a weighted-average exercise price of $0.65. The options vest in equal annual installments over three years beginning in April 2021 and expire five years after grant date. During the year ended December 31, 2020, there were 650,000 options granted to certain scientific and business advisors (“Advisors”) with a weighted-average exercise price of $0.40. The options vest in equal annual installments over three years beginning in July 2020 and expire five years after grant date. There were no options exercised, forfeited or cancelled during either period.

As of December 31, 2021, there was $36,085 of unrecognized compensation related to the 1,100,000 of outstanding options which is expected to be recognized over a weighted-average period of 14 months. The options are being expensed over the vesting period for each Advisor. The weighted-average grant date fair value for options granted during the year ended December 31, 2021 was $0.12.

F-30

The fair value of all options granted is determined using the Black-Scholes option-pricing model. The following weighted-average assumptions were used:

	Year Ended December 31, 2021	Year Ended December 31, 2020
Risk-free interest rate	0.21%	0.51%
Expected life of the options	3.5 years	3.5 years
Expected volatility of the underlying stock	76.3%	70.7%
Expected dividend rate	0%	0%

The risk-free interest rates are derived from the U.S. Treasury yield curve in effect on the date of grant for instruments with a remaining term similar to the expected term of the options. The expected life of the options is based on the option term. Due to the Company’s limited historical data, the expected volatility is calculated based upon the historical volatility of comparable companies whose share prices are publicly available for a sufficient period of time. The dividend rate is based on the Company never paying or having the intent to pay any cash dividends.

On March 8, 2021, the Company entered into a Consulting Agreement (“Agreement 1”) with an Investor Relations Consultant, pursuant to which the Investor Relations Consultant was to provide investor relations services to the Company for consideration of 120,000 shares of common stock of the Company (the “Share Payment”) in addition to monthly cash payments for a term of three months. Agreement 1 contains a clause providing the Company the right to cancel the shares of common stock pursuant to the terms of Agreement 1. The value of the shares were to be expensed when the Investor Relations Consultant met the terms of the Consulting Agreement. The Company notified the Consultant that the Agreement was terminated effective April 7, 2021 without the terms of the Consulting Agreement being met. The Company cancelled the Share Payment associated with the Consulting Agreement.

On March 10, 2021, the Company entered into a Consulting Agreement (“Agreement 2”) with a Legal Consultant to provide legal services to the Company for consideration of 30,000 shares of common stock of the Company (the “Share Payment”). The term of Agreement 2 is 16 months and the value of the shares is being expensed over the term.

On May 5, 2021, the Company entered into a Consulting Agreement (“Agreement 3”) with a Strategic Advisory Consultant to provide strategic and advisory services to the Company for consideration of 30,000 shares of common stock of the Company (the “Share Payment”). The term of Agreement 3 was three months and the value of the shares was expensed over the term.

On June 14, 2021, the Company entered into a one-month Consulting Agreement (“Agreement 4”) with a Strategic Advisory Consultant to provide strategic and advisory services to the Company for consideration of 20,000 shares of common stock of the Company (the “Share Payment”).

On July 16, 2021, the Company entered into a one-month Consulting Agreement (“Agreement 5”) with a Strategic Advisory Consultant to provide strategic and advisory services to the Company for consideration of 20,000 shares of common stock of the Company (the “Share Payment”).

On August 16, 2021, the Company entered into a one-month Consulting Agreement (“Agreement 6”) with a Strategic Advisory Consultant to provide strategic and advisory services to the Company for consideration of 20,000 shares of common stock of the Company (the “Share Payment”).

Options outstanding at December 31, 2021 consist of:

Date Issued	Number Outstanding	Number Exercisable	Exercise Price	Expiration Date
March 12, 2020	500,000	333,333	$0.40	March 12, 2025
June 27, 2020	150,000	100,000	$0.40	June 27, 2025
January 1, 2021	450,000	150,000	$0.65	December 31, 2025
Total	1,100,000	583,667

Warrants outstanding at December 31, 2021 consist of:

Date Issued	Number Outstanding	Number Exercisable	Exercise Price	Expiration Date
March 16, 2021	15,900	15,900	$0.75	March 15, 2023
May 7, 2021	53,704	53,704	$0.74	May 6, 2023
June 17, 2021	12,189	12,189	$0.83	June 16, 2023
August 10, 2021	930,000	930,000	$1.25	August 9, 2024
Total	1,011,793	1,011,793

F-31

Note 10. Related-Party Transactions

Convertible notes payable, related party: See Note 6.

Issuance of Series A-2 Preferred Stock, related party: See Note 7.

Note 11. Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized. Given its history of net operating losses, the Company has determined that it is more likely than not that it will not be able to realize the tax benefit of its net operating loss carryforwards. Accordingly, the Company has not recognized a deferred tax asset for this benefit.

The valuation allowance at December 31, 2021 and 2020 was $528,968 and $367,231, respectively. The net change in valuation allowance during the years ended December 31, 2021 and 2020 were $161,737 and $68,751, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. That realization is dependent upon the future generation of taxable income during the period in which those temporary differences become deductible. The Company considers the considers the scheduled reversal of deferred income tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on these considerations, the Company has determined that enough uncertainty exists regarding the realization of the deferred tax asset balance to apply a full valuation allowance against these assets as of December 31, 2021 and 2020. All tax years remain open for examination by taxing authorities.

Reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 21% for 2021 and 2020 are as follows:

	For the Years Ended
	December 31,
	2021	2020

Income tax at federal statutory rate	21.00%	21.00%
Valuation allowance	(21.00)%	(21.00)%
Income tax expense	—	—

The Company has net operating losses of $2,518,895 which begin to expire in 2027. Future utilization of currently generated federal and state NOL and tax credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations. The annual limitation may result in the expiration of NOL and tax credit carry-forwards before full utilization.

Note 12. Commitments and Contingencies

On February 9, 2021, the Company entered into a Receivables Purchase and Security Agreement (“Factoring Agreement”) with a Factoring Company. The Factoring Agreement has an initial term of one year and can be renewed for additional annual terms.

Under the terms of the agreement, designated receivables are sold for periodic advances of up to $150,000. The Factoring Company retains a reserve of 10% of purchased receivables with the balance available to the Company. Factoring fees begin at 1.8% for the first 30 days a purchased invoice is outstanding and increase the longer an invoice remains outstanding. After 90 days, the Factoring Company has the right to assign the invoice back to the Company. The Factoring Agreement includes minimum average monthly volumes.

As of December 31, 2021, the balance of outstanding invoices that the Factoring Company may assign back to the Company if not collected within 90 days is included in the Company’s Accounts Receivable balance with the amounts received, net of reserves held, included with other current liabilities on the consolidated balance sheets. The net amount included in other current liabilities is $25,420 as of December 31, 2021.

There are no pending or threatened legal proceedings as of December 31, 2021. The Company has no non-cancellable operating leases.

Note 13. Subsequent Event

On February 23, 2022 the shareholder of convertible Note 8 listed in Note 6 elected to convert the outstanding principal of $25,000 along with accrued interest into 59,415 shares of common stock at a price of $0.47. Additionally, the shareholder received warrants exercisable for two years to purchase 14,854 common shares at $0.705 per share.

On March 2, 2022, the Company entered into a fixed-fee short-term loan with its merchant bank and received $123,000 in loan proceeds. The loan payable will be repaid in ten months with the merchant bank withholding an agreed-upon percentage of payments they process on behalf of the Company.

F-32

QHSLab, Inc.

7,741,487 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until November 1, 2022, all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters.

The Date of This Prospectus is October 7, 2022